Exhibit 10.2
EXECUTION VERSION

SALE AND CONTRIBUTION AGREEMENT
Dated as of August 23, 2024

among
EACH OF THE PERSONS FROM TIME TO TIME PARTY HERETO,
as Originators,
LABORATORY CORPORATION OF AMERICA HOLDINGS
as an Originator and as Servicer,
and
LABCORP RECEIVABLES LLC,
as Buyer

CONTENTS
Clause          Subject Matter    Page

    -i-

CONTENTS
Clause          Subject Matter    Page

    -ii-

CONTENTS
Clause          Subject Matter    Page

SECTION 10.13 Electronic Execution of Assignments and Certain Other Documents. 37
SECTION 10.14 Severability 37

SCHEDULES
Schedule I    List and Location of Each Originator
Schedule II    Location of Books and Records of the Originators
Schedule III    Trade Names
Schedule IV    Notice Addresses
EXHIBITS
Exhibit A     Form of Joinder Agreement
Exhibit B        Form of Subordinated Loan Agreement

    -iii-

This SALE AND CONTRIBUTION AGREEMENT (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), dated as of August 23, 2024 is entered into among the PERSONS LISTED AS ORIGINATORS ON SCHEDULE I HERETO (collectively, the “Originators” and each, an “Originator”), LABORATORY CORPORATION OF AMERICA HOLDINGS, a Delaware corporation (“Labcorp”), as an Originator and as Servicer (the “Servicer”), and LABCORP RECEIVABLES LLC, a Delaware limited liability company (the “Buyer”).
DEFINITIONS
Unless otherwise indicated herein, capitalized terms used and not otherwise defined in this Agreement are defined in the Receivables Purchase Agreement, dated as of the date hereof (as the same may be amended, amended and restated, supplemented and/or otherwise modified from time to time, the “Receivables Purchase Agreement”), among the Buyer, the Servicer, the Persons from time to time party thereto as Purchasers, PNC Bank, National Association, as Administrative Agent, and PNC Capital Markets, LLC, as Structuring Agent. The rules of construction set forth in Section 1.02 of the Receivables Purchase Agreement are hereby incorporated in this agreement by reference as if such rules of construction were set forth herein in their entirety.
BACKGROUND
1.    The Buyer is a special purpose limited liability company, all of the issued and outstanding Equity Interests of which are owned by Labcorp.
2.    The Originators generate Receivables in the ordinary course of their businesses. The Originators wish to sell (and/or, in the case of Labcorp, contribute) such Receivables and the Related Rights to the Buyer, and the Buyer is willing to purchase and/or accept such Receivables and the Related Rights from the Originators, on the terms and subject to the conditions set forth herein.
3.    The Originators and the Buyer intend each such sale and contribution described in paragraph 2 above to be a true sale and/or an absolute contribution and conveyance of Receivables and the Related Rights by each Originator to the Buyer, providing the Buyer with the full risks and benefits of ownership of the Receivables and the Related Rights, and the Originators and the Buyer do not intend the transactions hereunder to be characterized as a loan, extension of credit, or other financing from the Buyer to any Originator.
4.    The Buyer intends to sell and/or pledge the Receivables and the Related Rights to the Administrative Agent (for the benefit of the Secured Parties) in accordance to the Receivables Purchase Agreement.
5.    This Agreement constitutes a “Transfer Agreement” as such term is defined in the Receivables Purchase Agreement, and each Person from time to time party hereto as an Originator constitutes an “Originator” as such term is defined in the Receivables Purchase Agreement.
6.    Concurrently herewith, the Buyer, as borrower, and the Servicer, on behalf of the Originators, as lenders, are entering into a Subordinated Loan Agreement substantially in the form attached as Exhibit B (the “Subordinated Loan Agreement”). As used herein, “Subordinated Loan” has the meaning set forth in the Subordinated Loan Agreement.

NOW, THEREFORE, in consideration of the promises and the mutual agreements herein contained, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:
Article I
SALES AND CONTRIBUTIONS
SECTION 1.1 Agreement to Sell and Contribute. On the terms and subject to the conditions set forth in this Agreement, each Originator agrees to sell to and/or, in the case of Labcorp, to contribute to the capital of, the Buyer, and the Buyer agrees to purchase and accept from such Originator, from time to time on or after the Closing Date but before the Sale and Contribution Termination Date (as defined in Section 1.4), all of such Originator’s right, title and interest in and to:
a.Each Receivable of such Originator that existed and was owing to such Originator at the closing of such Originator’s business on the Cut-Off Date (as defined below);
b.each Receivable generated by such Originator from and including the Cut-Off Date to but excluding the Sale and Contribution Termination Date; and

c.all Related Rights with respect to the foregoing.

All sales and contributions of Receivables and Related Rights hereunder shall be made without recourse except as expressly set forth herein, but shall be made pursuant to, and in reliance upon, the representations, warranties and covenants of the Originators set forth in this Agreement. No obligation or liability to any Obligor on any Receivable or any related Contract is intended to be assumed by the Buyer (or its assignees) hereunder, and any such assumption is expressly disclaimed. The Buyer’s foregoing commitment to purchase and accept Receivables and Related Rights is herein called the “Purchase Facility.”
As used herein:
“Cut-Off Date” means (a) with respect to each Originator party hereto on the Closing Date, August 23, 2024, and (b) with respect to any other Originator that first becomes a party hereto after the date hereof, the Business Day prior to the date on which such Originator becomes a party hereto or such other date as the Buyer and such Originator agree to in writing with the consent of the Administrative Agent.
“Related Rights” means, with respect to any Receivable:
(a)     all of the Originator’s interest in any goods (including Returned Goods), and documentation of title evidencing the shipment or storage of any goods (including Returned Goods), the sale of which gave rise to such Receivable;

(b) all instruments and chattel paper that evidence such Receivable;
(c)    all letter of credit rights and other security interests or liens and property subject thereto from time to time purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all UCC financing statements or similar filings relating thereto;

(d) all rights, interests and claims under the related Contracts and all guaranties, indemnities, insurance and other agreements (including the related Contract) or arrangements of whatever character from time to time, in each case, supporting or securing payment of such Receivable or otherwise relating to such Receivable, whether pursuant to the Contract related to such Receivable or otherwise;
(e) all books and records to the extent related to any of the foregoing, and all rights, remedies, powers, privileges, title and interest (but not obligations) in and to each Lock-Box, all Collection Accounts and Concentration Accounts, into which any Collections or other proceeds with respect to such Receivables may be deposited, and any related investment property acquired with any such Collections or other proceeds (as such term is defined in the applicable UCC); and

(f) all Collections and all other proceeds (as defined in the UCC) of such Receivable and any of the foregoing.
SECTION 1.2 Timing of Sales and Contributions.
a.Closing Date Sales and Contributions. Effective on the Closing Date (or, with respect to any Originator that becomes a party hereto after the Closing Date, effective on the date of the applicable Joinder Agreement), each Originator hereby sells to, and Labcorp hereby contributes to the capital of, the Buyer, and the Buyer hereby purchases and accepts, such Originator’s entire right, title and interest in, to and under (i) each Receivable that existed and was owing to such Originator on the Cut-Off Date, (ii) each Receivable generated by such Originator from and including the Cut-Off Date, to and including the Closing Date (or, with respect to any Originator that becomes a party hereto after the Closing Date, effective on the date of the applicable Joinder Agreement), and (iii) all Related Rights with respect thereto.
b.Subsequent Sales and Contributions. After the Closing Date, until the Sale and Contribution Termination Date, (i) each Receivable and the Related Rights generated by each Originator shall be, and shall be deemed to have been, sold or (in the case of Labcorp) contributed by such Originator to the Buyer immediately (and without further action) upon the creation of such Receivable.

SECTION 1.3 Consideration for Purchases. On the terms and subject to the conditions set forth in this Agreement, the Buyer agrees to make Purchase Price payments to the Originators and to accept capital contributions pursuant to Article III.

SECTION 1.4 Sale and Contribution Termination Date. The “Sale and Contribution Termination Date” shall be the earlier to occur of (a) the date the Purchase Facility is terminated by Buyer (with the prior written consent of the Administrative Agent) pursuant to Section 8.2(a), (b) the Settlement Date immediately following the day on which the Originators shall have given at least ten (10) Business Days prior notice to the Buyer and the Administrative Agent that the Originators desire to terminate this Agreement, and (c) the Final Payout Date.

SECTION 1.5 Intention of the Parties. It is the express intent of each Originator and the Buyer that each conveyance by such Originator to the Buyer of Receivables and Related Rights pursuant to this Agreement be a true sale and/or contribution and be construed as a valid and perfected sale or contribution and an absolute and irrevocable assignment (without recourse except as provided herein) of such Receivables and Related Rights by such Originator to the Buyer (rather than the grant of a security interest to secure a debt or other obligation of such Originator), providing the Buyer with the full risk and benefit of ownership of the Receivables and Related Rights, and that the right, title and interest in and to such Receivables and Related Rights conveyed to the Buyer be prior to the rights of and enforceable against all other Persons at any time, including, lien creditors, secured lenders, purchasers and any Person claiming through such Originator. Notwithstanding the foregoing, if contrary to the mutual intent of the parties, such transactions are deemed to be loans, then, as a precautionary matter, (i) this Agreement also shall be deemed to be, and hereby is, a security agreement within the meaning of the UCC and (ii) each Originator grants to the Buyer a security interest in, to and under all of such Originator’s right, title and interest in and to the Receivables and the Related Rights now existing and hereafter arising or created by such Originator transferred or purported to be transferred hereunder, to secure such Originator’s obligations under the Transaction Documents, including its obligation to turn over to the Buyer all Collections and other proceeds with respect to such Receivables and Related Rights.

ARTICLE II
PURCHASE RECORDS; PURCHASE PRICE CALCULATION
SECTION 2.1 Purchase Records. On the Closing Date and on or prior to each date when a Monthly Report is due to be delivered under the Receivables Purchase Agreement (each such date, a “Monthly Purchase Record Date”), the Servicer shall record in its books and records, which it shall maintain and make available to the Buyer and each Originator upon request, the following information (the “Purchase Records”):
(a) Receivables purchased by, and contributed to the capital of, the Buyer from any Originator on the Closing Date (in the case of the Purchase Records to be recorded on the Closing Date);
(b) Receivables purchased by, and contributed to the capital of, the Buyer from any Originator during the Fiscal Month immediately preceding such Monthly Purchase Record Date (in the case of each Monthly Purchase Record Date after the Closing Date); and

((c)) the calculations of reductions of the Purchase Price for any Receivables as provided in Section 3.3(a) and (b).

For the avoidance of doubt, no failure by the Servicer to maintain any Purchase Records, or the existence of any error therein, shall derogate from the Buyer’s and its assigns’, right, title and interest in, to or under any Receivables or Related Rights conveyed or purported to be conveyed to Buyer hereunder.

SECTION 2.2 Purchase Price Calculation. The “Purchase Price” to be paid to each Originator on any Payment Date in accordance with the terms of Article III for the Receivables and the Related Rights that are purchased hereunder from such Originator shall be determined in accordance with the following formula:

PP	=	OB x FMVD
where:
PP	=	Purchase Price for each Receivable as calculated on the relevant Payment Date.
OB	=	The Outstanding Balance of such Receivable on the relevant Payment Date.
FMVD	=
Fair Market Value Discount, as measured on such Payment Date, which is equal to the quotient (expressed as a percentage) of (a) one, divided by (b) the sum of (i) one, plus (ii) the product of (A) the Prime Rate on such Payment Date, times (B) a fraction, the numerator of which is the Days’ Sales Outstanding (calculated as of the last day of the Fiscal Month immediately preceding such Payment Date) and the denominator of which is 365 or 366, as applicable.

“Payment Date” means (i) the Closing Date and (ii) each Business Day thereafter that the Originators are open for business. Notwithstanding anything to the contrary, sale and/or contribution of Receivables and the application of proceeds with respect thereto shall occur daily; provided, that settlement as to the reporting or presentation of such transactions shall occur on the Monthly Purchase Record Date.

ARTICLE III
PURCHASE PRICE PAYMENTS AND CAPITAL CONTRIBUTIONS
SECTION 3.1 Purchase Price Payments and Capital Contributions. On the terms and subject to the conditions set forth in this Agreement, the Buyer agrees to pay to each Originator the Purchase Price for the Receivables sold and contributed to the Buyer by the Originator on each Payment Date as follows (and in the following order of priority):
(a) first, the Buyer shall pay such Purchase Price to each Originator (if any) other than Labcorp in cash to the extent the Buyer has cash available therefor (including after giving effect to any Investments and/or Loans made under the Receivables Purchase Agreement and the receipt of Collections available for such purpose in accordance with the Receivables Purchase Agreement, including pursuant to a Release);
(b) second, if the Seller’s Net Worth is then less than the Required Capital Amount (after giving effect to any capital contributions made by Labcorp to the Buyer on such Payment Date), the Buyer shall set aside the amount of its cash available therefor necessary to repay any Subordinated Loans on the next-

occurring Settlement Date in an amount sufficient to cause the Seller’s Net Worth to no longer exceed the Required Capital Amount, which cash the Buyer (or the Servicer on its behalf) shall hold in trust for distribution (as Collections) in accordance with Section 3.01(a) of the Receivables Purchase Agreement on such next-occurring Settlement Date;
((c)) third, the Buyer shall pay any Purchase Price then due to Labcorp in cash to the extent (i) the Buyer has cash available therefor (including after giving effect to cash payments made pursuant to clause (a) above, setting aside cash pursuant to clause (b) above, and any Investments and/or Loans made under the Receivables Purchase Agreement and the receipt of Collections available for such purpose in accordance with the Receivables Purchase Agreement, including pursuant to a Release) and (ii) after giving effect to such payment and the making of any Subordinated Loan(s) pursuant to clause (d) below, the Seller’s Net Worth will not be less than the Required Capital Amount;
(d) fourth, to the extent any Purchase Price payment remains due to an Originator other than Labcorp after giving effect to clauses (a) through (c) above on such Payment Date, a Subordinated Loan shall automatically be made by such Originator to the Buyer under the Subordinated Loan Agreement in an initial principal amount equal to the amount of such remaining Purchase Price payment, which Subordinated Loan shall be deemed to constitute payment in full by the Buyer to such Originator of such remaining Purchase Price; and
(e) fifth, to the extent any portion of any Purchase Price then due to Labcorp has not been paid in cash pursuant to clause (c) above, Labcorp shall (and hereby irrevocably does without further action) contribute to the capital of the Buyer, Receivables (together with their Related Rights) attributable to such unpaid portion of the Purchase Price, and the value of Labcorp’s membership interests in the Buyer shall increase accordingly.
For the avoidance of doubt and notwithstanding the foregoing, (i) Labcorp may, from time to time in its sole discretion, elect to (x) contribute Receivables and Related Rights to the capital of the Buyer from time to time in lieu of receiving Purchase Price payments in cash, and/or (y) contribute cash to the capital of the Buyer, and (ii) no Collections or other cash shall be deemed available to the Buyer to make any payment contemplated by this Section unless such Collections or other cash are available to the Buyer for such purpose pursuant to the terms of the Receivables Purchase Agreement.
Labcorp, as owner of all Equity Interests in the Buyer and as Servicer, shall cause any Collections that are Released to the Buyer from time to time pursuant to the Receivables Purchase Agreement to be applied by or on behalf of the Buyer in accordance with this Section 3.1.

SECTION 3.2 Subordinated Loans; Subordinated Loan Agreement. Each Originator acknowledges and agrees that it has received a copy of the Subordinated Loan Agreement and agrees to be bound by, and to comply with, all the terms of the Subordinated Loan Agreement, including, without limitation, the subordination provisions set forth therein. Each Originator hereby authorizes the Servicer, and irrevocably appoints the Servicer as its attorney-in-fact with full power of substitution and with full authority in the place and stead of such Originator, which appointment is coupled with an interest, to (i) enter into the Subordinated Loan Agreement, (ii) enter into any amendment or waiver of the Subordinated Loan Agreement from time to time and (iii) take any and all other actions under or in connection with the Subordinated Loan Agreement or any Subordinated Loan, in each case, in the name and on behalf of such Originator. Each Subordinated Loan shall be subject to the terms and conditions set forth herein and in the Subordinated Loan Agreement. The Servicer shall make all appropriate record keeping entries with respect to any amounts outstanding under the Subordinated Loan Agreement as in effect and outstanding on each Payment Date, to reflect payments and credits made (or deemed made) pursuant to Section 3.3, and absent manifest error, such entries shall constitute prima facie evidence of the accuracy of the information so entered.
SECTION 3.3 Settlement as to Specific Receivables and Dilution.
(a)    If on any day:
(i) any of the representations or warranties of an Originator set forth in Sections 5.7, 5.12, 5.13, 5.19, 5.20, 5.21, 5.22, 5.24, 5.25, 5.26 or 5.31 are not true with respect to any Receivable conveyed to the Buyer hereunder; or
(ii) the Outstanding Balance of any Receivable conveyed to the Buyer hereunder is reduced or is cancelled (other than reductions or cancellations reflected in the Initial Valuation Adjustment) as a result of (A) any defective, rejected, returned, repossessed or foreclosed goods or services, (B) any revision, cancellation, allowance, rebate, credit memo, discount or other adjustment made by the Originators, any other Seller-Related Party or any Affiliate thereof, or (C) any setoff, counterclaim or dispute between any Seller-Related Party or any Affiliate thereof and an Obligor;
then, in either case, such Originator shall be deemed to have received a Collection on such Receivable on such day in an amount equal to (x) in the case of clause (i) above, the affected Receivable’s Outstanding Balance in full, and (y) in the case of clause (ii) above, amount equal to the positive difference between (A) such Receivable’s Outstanding Balance prior to such reduction or cancelation and (B) such Receivable’s Outstanding Balance after such reduction or cancelation. Collections deemed to have been received by the Originators pursuant to this Section 3.3(a) are referred herein to as “Deemed Collections.”
(b) If an Originator is deemed to receive any Deemed Collections pursuant to Section 3.3(a), then such Originator shall within two (2) Business Days thereof pay in cash to a Concentration Account (or as otherwise directed by the Administrative Agent at such time) for the benefit of the Buyer and the Purchaser Parties (as Buyer’s assignees) an amount equal to:

(i) if the Termination Date has not occurred and no Event of Default has occurred and is continuing, the lesser of (x) the full amount of such Deemed Collections and (y) the amount necessary (by applying such amount as a Collection pursuant to Section 3.01(a) of the Receivables Purchase Agreement) to eliminate any Capital Coverage Amount Deficit that exists at such time; or
(ii) if the Termination Date has occurred or an Event of Default has occurred and is continuing, the full amount of such Deemed Collection.
(c)) If any Deemed Collection (or portion thereof) is not paid in cash to a Concentration Account (or as otherwise directed by the Administrative Agent) due to the operation of clause (b)(i) above, the amount of such Deemed Collection or portion thereof (as the case may be) shall be applied as follows:
(i) first, as a deemed repayment of any Subordinated Loans then owed to the applicable Originator until such Subordinated Loans have been repaid in full; and
(ii) second, as a credit against future Purchase Price payments otherwise due (or to become due) to the applicable Originator hereunder.

ARTICLE IV

EFFECTIVENESS; ADDITIONAL ORIGINATORS

SECTION 4.1 Effectiveness. This Agreement shall become effective as of the Closing Date upon effectiveness of the Receivables Purchase Agreement pursuant to the terms thereof.
SECTION 4.2 Additional Originators. Additional Persons may be added as Originators hereunder, with the prior written consent of the Buyer and the Administrative Agent (each acting in its sole discretion); provided that the following conditions are satisfied or waived in writing by the Buyer and Administrative Agent on or before the date of such addition.
(a) the Servicer shall have given the Buyer and the Administrative Agent at least thirty (30) days’ prior written notice (or such shorter period as may be agreed in writing by the Administrative Agent) of such proposed addition and the identity of the proposed additional Originator and shall have provided such other information with respect to such proposed additional Originator as the Buyer and the Administrative Agent may reasonably request;

(b) such proposed additional Originator shall have executed and delivered to the Buyer and the Administrative Agent an agreement substantially in the form attached hereto as Exhibit A (a “Joinder Agreement”);

(c)) such proposed additional Originator shall have delivered to the Buyer and the Administrative Agent each of the documents, certifications, opinions of counsel and lien searches with respect to such Originator, which documents, certifications, opinions of counsel and lien searches were delivered to the Administrative Agent as conditions precedent to effectiveness of the Receivables Purchase Agreement on the Closing Date

with respect to Labcorp, in each case, in form and substance reasonably satisfactory to the Buyer and the Administrative Agent (as the Buyer’s assignee);

(d) such addition shall not result in a Change in Control;

(e) no Sale and Contribution Termination Event shall have occurred and be continuing; and
(f) no Event of Default or Potential Default shall have occurred and be continuing.

ARTICLE V
REPRESENTATIONS AND WARRANTIES
Each Originator (and solely with respect to Section 5.20, the Buyer) hereby makes the representations and warranties set forth in this Article V as of the Closing Date and each day on which any Receivable is sold or contributed to the Buyer hereunder:
SECTION 5.1 Existence and Power. The Originator (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization or formation, (b) has full power and authority under its organizational documents and under the laws of the jurisdiction of its organization or formation to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted and (c) is duly qualified to do business, is in good standing as a foreign entity and has obtained all necessary licenses and approvals in all jurisdictions in which the conduct of its business requires such qualification, licenses or approvals, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect.
SECTION 5.2 Power and Authority; Due Authorization. The Originator (a) has all necessary organizational power and authority to (i) execute and deliver this Agreement and the other Transaction Documents to which it is a party, (ii) perform its obligations under this Agreement and the other Transaction Documents to which it is a party and (iii) sell, contribute and grant a security interest in the Receivables and the Related Rights to the Buyer on the terms and subject to the conditions herein provided and (b) has duly authorized by all necessary organizational action such grant and the execution, delivery and performance of, and the consummation of the transactions provided for in, this Agreement and the other Transaction Documents to which it is a party.
SECTION 5.3 Binding Obligations. This Agreement and each of the other Transaction Documents to which the Originator is a party has been duly authorized, validly executed and delivered by the Originator and constitute legal, valid and binding obligations of the Originator, enforceable against the Originator in accordance with their respective terms, except (a) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (b) as such enforceability may be limited by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

SECTION 5.4 No Conflict or Violation. The execution and delivery of this Agreement and each other Transaction Document to which the Originator is a party, and the performance of the transactions contemplated by this Agreement and the other Transaction Documents to which the Originator is a party, and the fulfillment of the terms hereof and thereof, will not (a) conflict with, result in any breach of any of the terms or provisions of, or constitute (with or without notice or lapse of time or both) a default under its organizational documents or any indenture, sale agreement, credit agreement, loan agreement, security agreement, mortgage, deed of trust or other agreement or instrument to which the Originator is a party or by which it or any of its properties is bound, (b) result in the creation or imposition of any Adverse Claim upon any of the Receivables or Related Rights pursuant to the terms of any such indenture, credit agreement, loan agreement, security agreement, mortgage, deed of trust or other agreement or instrument, other than this Agreement and the other Transaction Documents or (c) conflict with or violate any applicable Law, except to the extent that any such conflict, breach, default, Adverse Claim or violation would not reasonably be expected to have a Material Adverse Effect.
SECTION 5.5 Litigation and Other Proceedings. There is no action, suit, proceeding or investigation pending or, to the Originator’s knowledge, threatened in writing, against the Originator before any Official Body (a) asserting the invalidity of this Agreement or any other Transaction Document, (b) seeking to prevent the grant of a security interest in any Receivable or Related Right by the Originator to the Buyer, the ownership or acquisition by the Buyer of any Receivable or Related Right or the consummation of any of the transactions contemplated by this Agreement or any other Transaction Document, (c) seeking any determination or ruling that could materially and adversely affect the performance by the Originator of its obligations under, or the validity or enforceability of, this Agreement or any other Transaction Document or (d) individually or in the aggregate for all such actions, suits, proceedings and investigations that could reasonably be expected to have a Material Adverse Effect.
SECTION 5.6 Governmental Approvals. All authorizations, consents, orders and approvals of, or other actions by, any Official Body that are required to be obtained by the Originator in connection with the sale and/or grant of a security interest in the Receivables and the Related Rights to the Buyer hereunder or the due execution, delivery and performance by the Originator of this Agreement or any other Transaction Document to which it is a party and the consummation by the Originator of the transactions contemplated by this Agreement and the other Transaction Documents to which it is a party have been obtained or made and are in full force and effect, except where the failure to obtain such consent, license, approval, registration, authorization or declaration would not reasonably be expected to have a Material Adverse Effect.
SECTION 5.7 Valid Sale. Each sale and contribution of Receivables and the Related Rights made by the Originator pursuant to this Agreement shall constitute a valid sale (or contribution), transfer and assignment of Receivables and Related Rights to the Buyer, enforceable against creditors of, and purchasers from, the Originator, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) as such enforceability may be limited by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

SECTION 5.8 Accuracy of Information. All certificates, reports, statements, documents and other written information furnished to the Buyer, the Administrative Agent or any other Purchaser Party by or on behalf of the Originator pursuant to any provision of this Agreement or any other Transaction Document, or in connection with or pursuant to any amendment or modification of, or waiver under, this Agreement or any other Transaction Document, are, at the time the same are so furnished, complete and correct in all material respects on the date the same are furnished to the Buyer, the Administrative Agent or such other Purchaser Party, and when taken as a whole, do not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading; provided, however, that with respect to projected or pro forma financial information and information of a general economic or industry specific nature, the Originator represents only that such information has been prepared in good faith based on assumptions believed by the Originator to be reasonable at the time of preparation.
SECTION 5.9 No Material Adverse Effect. Since March 31, 2024, there has been no Material Adverse Effect with respect to the Originator.
SECTION 5.10 Names and Location. Except as described in Schedule III, the Originator has not used any corporate names, trade names or assumed names since the date occurring five calendar years prior to the Closing Date other than its name set forth on the signature pages hereto. Such Originator is “located” (as such term is defined in the applicable UCC) in the jurisdiction specified in Schedule I and since the date occurring five calendar years prior to the Closing Date, has not been “located” (as such term is defined in the applicable UCC) in any other jurisdiction (except as specified in Schedule I). The office(s) where the Originator keeps its records concerning the Receivables is at the address(es) set forth on Schedule II.
SECTION 5.11 Margin Regulations. The Originator is not engaged, principally or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations T, U and X of the Board of Governors of the Federal Reserve System) and no Purchase Price payments or proceeds under this Agreement will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.
SECTION 5.12 Eligible Receivables. Each Receivable sold, transferred, contributed or assigned hereunder is an Eligible Receivable on the date of such sale, transfer, contribution or assignment, unless otherwise specified in the first Monthly Report that includes such Receivable.
SECTION 5.13 Credit and Collection Policy. The Originator has complied in all material respects with the Credit and Collection Policy with regard to each Receivable sold by it hereunder and the related Contracts.
SECTION 5.14 Investment Company Act. The Originator is not an “investment company”, or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act.
SECTION 5.15 Financial Condition.

(a) The Statements (i) were compiled from the books and records maintained by Labcorp’s management, (ii) are correct and complete, (iii) and fairly represent in all material respects the consolidated financial condition of Labcorp and its Subsidiaries as of the respective dates thereof and the results of operations for the fiscal periods then ended in accordance with GAAP consistently applied throughout the period covered thereby, subject (in the case of the interim statements) to normal year-end audit adjustments utilized on a consistent basis, and (iv) have been prepared in accordance with GAAP consistently applied throughout the period covered thereby, subject (in the case of the interim statements) to normal year-end audit adjustments utilized on a consistent basis.
(b) After giving effect to the transactions contemplated by this Agreement and the other Transaction Documents, the Originator is Solvent.
SECTION 5.16 Bulk Sales Act. No transaction contemplated by this Agreement requires compliance by it with any bulk sales act or similar law.
SECTION 5.17 Taxes. The Originator has (i) timely filed or caused to be filed all material tax returns (federal, state, and local) required to be filed by it and (ii) paid, or caused to be paid, all material Taxes, assessments and other governmental charges required to be paid by it, if any, other than Taxes, assessments and other governmental charges being contested in good faith by appropriate proceedings and as to which adequate reserves have been provided in accordance with GAAP.
SECTION 5.18 ERISA.
(a) Except as would not reasonably be expected to have a Material Adverse Effect, (i) each Pension Plan is in compliance in all respects with the applicable provisions of ERISA, the Code and other federal or state Laws, (ii) each Pension Plan that is intended to qualify under Section 401(a) of the Code has received from the IRS a favorable determination or opinion letter, which has not by its terms expired, that such Pension Plan is so qualified, or such Pension Plan is entitled to rely on an IRS advisory or opinion letter with respect to an IRS-approved master and prototype or volume submitter plan, or a timely application for such a determination or opinion letter is currently being processed by the IRS with respect thereto; and, to the best knowledge of the Originator, nothing has occurred which would prevent, or cause the loss of, such qualification, and (iii) the Originator and each member of the ERISA Group have made all required contributions to each Pension Plan subject to Sections 412 or 430 of the Code.
(b) Except as would not reasonably be expected to have an Material Adverse Effect, (i) no ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any unfunded pension liability (i.e., excess of benefit liabilities over the current value of that Pension Plan’s assets, determined pursuant to the assumptions used for funding the Pension Plan for the applicable plan year in accordance with Section 430 of the Code); (iii) neither the Originator nor any member of the ERISA Group has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 of ERISA with respect to a Multiemployer Plan; and (iv) neither the Originator nor any member of the ERISA Group has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA.

SECTION 5.19 No Fraudulent Conveyance. With respect to each Receivable transferred to Buyer by such Originator hereunder, the applicable Purchase Price received by such Originator constitutes reasonably equivalent value in consideration therefor and such transfer was not made for or on account of an antecedent debt. No transfer by such Originator of any Receivable hereunder is or may be voidable under any section of the Bankruptcy Code in the event of a Relief Proceeding with respect to such Originator. No transfer of any Receivable by such Originator hereunder: (i) is made with any intent on the part of such Originator to hinder, delay or defraud any entity to which such Originator is or will become indebted on or after the date of transfer, (ii) is made at a time such Originator is not Solvent, (iii) would render the Originator not Solvent as a result of such transfer, (iv) would cause such Originator to have an unreasonably small amount of capital, (v) would cause such Originator to be unable to pay its debts as they become due or (vi) is made with any intent on the part of such Originator to evade any applicable laws or public policy.
SECTION 5.20 Ordinary Course of Business. Each Originator and the Buyer represents and warrants as to itself that each remittance of Collections by or on behalf of the Originator to the Buyer under this Agreement will have been (i) in payment of a debt incurred by the Originator in the ordinary course of business or financial affairs of such Originator and the Buyer and (ii) made in the ordinary course of business or financial affairs of such Originator and the Buyer.
SECTION 5.21 Good Title; Perfection.
(a) Immediately preceding its sale or contribution of each Receivable hereunder, the Originator was the owner of such Receivable and Related Rights sold or contributed or purported to be sold or contributed, as the case may be, free and clear of any Adverse Claims (other than Permitted Adverse Claims), and each such sale or contribution hereunder constitutes a valid sale or contribution, transfer and assignment of all of the Originator’s right, title and interest in, to and under the Receivables and Related Rights sold or contributed by it, free and clear of any Adverse Claims (other than Permitted Adverse Claims).
(b) On or before the date hereof and before the sale, contribution or other conveyance of any new Receivable to be sold, contributed or otherwise conveyed hereunder, all financing statements and other documents, if any, required to be recorded or filed in order to perfect and protect the Buyer’s ownership or security interest in Receivables and Related Rights to be sold or otherwise conveyed hereunder against all creditors of and purchasers from the Originator have been duly filed in each filing office necessary for such purpose, and all filing fees and transfer and other similar taxes, if any, payable in connection with such filings shall have been paid in full.
(c) Upon the sale, contribution or other conveyance of each new Receivable sold, contributed or otherwise conveyed or purported to be conveyed hereunder on the Closing Date and from time to time for then existing Receivables, the Buyer shall have a valid and perfected first priority ownership or security interest in each Receivable sold to it hereunder, free and clear of any Adverse Claim (other than Permitted Adverse Claims).

SECTION 5.22 Perfection Representations.
(a) This Agreement creates a valid and continuing ownership or security interest (as defined in the applicable UCC) in the Originator’s right, title and interest in, to and under the Receivables and Related Rights which (i) security interest has been perfected and is enforceable against creditors of and purchasers from the Originator and (ii) is free of all Adverse Claims in such Receivables and Related Rights other than Permitted Adverse Claims; provided no security interest shall be required to be perfected against any Collection Account.
(b) The Receivables constitute “accounts” or “general intangibles” within the meaning of Section 9-102 of the UCC.
(c)) Prior to their sale or contribution to Buyer, pursuant to this Agreement, the Originator owned and had good and marketable title to the Receivables and Related Rights free and clear of any Adverse Claim of any Person other than Permitted Adverse Claims.
(d) All appropriate financing statements, financing statement amendments and continuation statements have been filed in the proper filing office in the appropriate jurisdictions under applicable Law in order to perfect (and continue the perfection of) the sale and contribution of the Receivables and Related Rights from the Originator to the Buyer pursuant to this Agreement.
(e) Other than the ownership or security interest granted to the Buyer pursuant to this Agreement, the Originator has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Receivables or Related Rights except as permitted by this Agreement and the other Transaction Documents. The Originator has not authorized the filing of and is not aware of any financing statements filed against the Originator that include a description of collateral covering the Receivables and Related Rights other than any financing statement (i) in favor of the Administrative Agent or (ii) that has been terminated or amended to reflect the release of any security interest in the Receivables and Related Rights. The Originator is not aware of any judgment lien, ERISA lien or tax lien filings against the Originator.
SECTION 5.23 Reliance on Separate Legal Identity. The Originator acknowledges that each of the Purchasers and the Administrative Agent are entering into the Transaction Documents to which they are parties in reliance upon the Buyer’s identity as a legal entity separate from the Originator.
SECTION 5.24 Opinions. The facts regarding the Originator, the Receivables sold or contributed by it hereunder, the Related Security and the related matters set forth or assumed in each of the opinions of counsel delivered in connection with this Agreement and the Transaction Documents are true and correct in all material respects.

SECTION 5.25 Enforceability of Contracts. Each Contract related to any Receivable sold or contributed by the Originator hereunder is effective to create, and has created, a legal, valid and binding obligation of the related Obligor to pay the outstanding balance of such Receivable, enforceable against the Obligor in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law.

SECTION 5.26 Nature of Pool Receivables. All Pool Receivables: (i) were originated by the Originator in the ordinary course of its business, (ii) were sold to Buyer for fair consideration and reasonably equivalent value and (iii) represent all, or a portion of the purchase price of merchandise, insurance or services within the meaning of Section 3(c)(5)(A) of the Investment Company Act. The purchase of Pool Receivables with the proceeds of Investments and/or Loans made under the Receivables Purchase Agreement would constitute a “current transaction” for purposes of Section 3(a)(3) of the Securities Act.
SECTION 5.27 Compliance with Law. The Originator has complied in all respects with all Laws to which it or its properties may be subject, except where the failure to do so would not reasonably be expected to result in a Material Adverse Effect.
SECTION 5.28 Servicing Programs. No license or approval is required for Servicer’s or Buyer’s use of any software or other computer program used by the Originator in the servicing of the Receivables, other than those that have been obtained and are in full force and effect.
SECTION 5.29 Reserved.
SECTION 5.30 Reserved.
SECTION 5.31The Lock-Boxes and Collection Accounts.
(a) Nature of Collection Accounts. Each Collection Account constitutes a “deposit account” within the meaning of the applicable UCC. Each Collection Account is used by the Originators solely for purposes of receiving Collections.
(b) Ownership. Each Lock-Box and Collection Account is in the name of an Originator, and such Originator owns and has good and marketable title to such Collection Account free and clear of any Adverse Claim, other than Permitted Adverse Claims.
(c) Control. No Person, other than the applicable Originator and the applicable Collection Account Bank, has “control” (as defined in Section 9-104 of the UCC) over any Collection Account.
(d) Instructions. Neither the Lock-Boxes nor the Collection Accounts are in the name of any Person other than an Originator. With respect to each Collection Account, the applicable Originator has not consented to the applicable Collection Account Bank complying with instructions of any Person other than such Originator.
(e) Collection Account Sweeps and Offset Waivers. With respect to each Collection Account, the applicable Originator has delivered to the Administrative Agent evidence reasonably satisfactory to the Administrative Agent instructing the applicable Collection Account Bank to automatically sweep or otherwise transfer all funds on deposit in such Collection Account to a Concentration Account on each Business Day.

Such instructions remain in full force and effect and have not been rescinded or terminated. Each Collection Account Bank has agreed in writing with the applicable Originator that such Collection Account Bank has waived, and shall not assert, any right to setoff or offset against any Collection Account or funds on deposit therein, except the right to setoff or offset for charge-backs, fees, costs or expenses arising solely from such Collection Account Bank’s services with respect to such Collection Account.

SECTION 5.32 Health Care Matters.
(a) Compliance with Health Care Laws. Except where the failure to comply with any applicable Health Care Law would not reasonably be expected to have a Material Adverse Effect, the Originator has complied with all Health Care Laws and requirements of Third Party Payor Programs applicable to it, its assets, business or operations. The Originator has not received any non-routine notices in writing from any cognizant regulator except such notice(s) that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
(b) Health Care Permits. The Originator holds all Health Care Permits necessary for it to own, lease, sublease or operate its assets or to conduct its business or operations as presently conducted, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect. All such Health Care Permits are in full force and effect and there is no material default under, material violation of, or other material noncompliance with the terms and conditions of any such Health Care Permit, except to the extent that failure to maintain such Health Care Permit or any such default, violation or non-compliance would not reasonably be expected to have a Material Adverse Effect. No condition exists or event has occurred which, in itself or with the giving of notice or lapse of time or both, has resulted or would reasonably be expected to result in the suspension, revocation, termination, restriction, limitation, modification or non-renewal of any Health Care Permit, except as would not reasonably be expected to have a Material Adverse Effect. No Official Body has taken, or to the knowledge of the Originator, intends to take, action to suspend, revoke, terminate, place on probation, restrict, limit, modify or not renew any Health Care Permit of the Originator or any Subsidiary of the Originator that would reasonably be expected to have a Material Adverse Effect.
(c) Third Party Payor Authorizations. The Originator holds in full force and effect all Third Party Payor Authorizations necessary to participate in and be reimbursed by all Third Party Payor Programs in which the Originator participates, except where such failure would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. There is no investigation, audit, claim review, or other action pending, or to the knowledge of the Originator, threatened in writing, which would reasonably be expected to result in a suspension, revocation, termination, material restriction, material limitation, material modification or non-renewal of any Third Party Payor Authorization or result in the Originator’s exclusion from any Third Party Payor Program, except where such suspension, revocation, termination, material restriction, material limitation, material modification or non-renewal of any Third Party Payor Authorization, or exclusion from any Third Party Payor Program, would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
(d) Proceedings; Audits. There are no pending (or to the knowledge of the Originator, threatened in writing) actions, suits proceedings or investigations against or affecting any Originator, relating to any actual or alleged non-compliance by any Originator with any Health Care Law or requirement of any Third Party Payor Program that would reasonably be expected to have, in the aggregate, a Material Adverse Effect. There currently exist no material restrictions, deficiencies, required plans of correction or other such remedial measures with respect to any Health Care Permit of the Originator or any Subsidiary thereof, or any of their participation in any Third Party Payor Program, except for such restrictions, deficiencies, required plans of correction or other such remedial measures that would not reasonably be expected to result in a Material Adverse Effect. Without limiting the foregoing, no validation review, program integrity review, audit or other investigation related to the consummation of the transactions contemplated in the Transaction Documents or related to the Collateral to the knowledge of the Originator, is scheduled, pending or, threatened in writing.

(e) Overpayments. During the two calendar years immediately preceding the Closing Date, no Originator (i) has knowingly retained an overpayment received from, or failed to refund any amount due to, any Third Party Payor in violation of any Health Care Law or contract with such Third Party Payor; and (ii) has received written notice of, or has knowledge, of any overpayment from, or refunds due to any Third Party Payor, in each case, which would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
(f) Exclusion. No Originator, nor to the knowledge of the Originator any owner, officer, director, partner, agent, managing employee or Person with a “direct or indirect ownership interest” (as that phrase is defined in 42 C.F.R. § 420.201) in the Originator has in the preceding three calendar years been (i) excluded from any Third Party Payor Program pursuant to 42 U.S.C. § 1320a-7 and related regulations or (ii) debarred, disqualified, suspended or excluded from participation in any Third Party Payor Program or is listed on the General Services Administration list of excluded parties, nor to the knowledge of the Originator, is any such debarment, disqualification, suspension or exclusion threatened in writing or pending.
(g) Corporate Integrity Agreement. No Originator nor, to the knowledge of the Originator, any owner, officer, director, partner, agent, managing employee or Person with a “direct or indirect ownership interest” (as that phrase is defined in 42 C.F.R. §1001.1001) in the Originator is a party to, or bound by, any corporate integrity agreement, corporate compliance agreement, deferred prosecution agreement, or other formal agreement with any Official Body concerning compliance with Health Care Laws.
ARTICLE VI
COVENANTS OF THE ORIGINATORS
SECTION 6.1 Covenants. At all times from the Closing Date until the Final Payout Date, each Originator shall perform the following covenants:
(a) Reserved.
(b) Financial Reporting. The Originator will maintain a system of accounting established and administered in accordance with GAAP, and the Originator shall furnish to the Buyer, the Administrative Agent and each Purchaser promptly, from time to time, such other information in the possession of and reasonably readily available to, the Seller-

Related Parties regarding the operations, business affairs and financial condition of the Seller-Related Parties, or compliance with the terms of this Agreement or the other Transaction Documents, as the Buyer, the Administrative Agent or any Purchaser may from time to time reasonably request; provided that in no event will the Originator be required to disclose privileged documents or other documents the disclosure of which would violate regulatory or contractual confidentiality obligations binding on the Originator or any of its Subsidiaries.
(c) Notices. The Originator will notify the Buyer, the Administrative Agent and each Purchaser in writing of any of the following events promptly upon (but in no event later than five (5) Business Days after, unless otherwise specified below) an Authorized Officer learning of the occurrence thereof, with such notice describing the same, and if applicable, the steps being taken by the Person(s) affected with respect thereto:
(A) Notice of Sale and Contribution Termination Event, Event of Default or Potential Default. A statement of an Authorized Officer of the Originator setting forth details of any Sale and Contribution Termination Event (as defined in Section 8.1), Event of Default or Potential Default that has occurred and is continuing and the action that the Originator has taken or proposes to take with respect thereto.
(B) Representations and Warranties. The failure of any representation or warranty made or deemed to be made by the Originator under this Agreement or any other Transaction Document to be true and correct in any material respect when made.
(C) Litigation. The institution of any litigation, arbitration proceeding or governmental proceeding which could reasonably be expected to have a Material Adverse Effect.
(D) Adverse Claim. (A) Any Person shall obtain an Adverse Claim (other than Permitted Adverse Claims) upon the Receivables or Related Rights or any portion thereof, (B) any Person other than the Buyer, the Servicer or the Administrative Agent shall obtain any rights or direct any action with respect to any Concentration Account or any Person other than an Originator shall obtain any rights or direct any action with respect to any Collection Account (or related Lock-Box) or (C) any Obligor shall receive any change in payment instructions with respect to Pool Receivable(s) from a Person other than a Seller-Related Party or the Administrative Agent.
(E) Name Changes. At least ten (10) days before any change in any Originator’s or the Buyer’s name, jurisdiction of organization or any other change requiring the amendment of UCC financing statements.
(F) Change in Accountants or Accounting Policy. Any change in (i) any material accounting policy of the Originator that is relevant to the transactions contemplated by this Agreement or any other Transaction Document (it being understood that any change to the manner in which any Originator accounts for the Pool Receivables shall be deemed “material” for such purpose).

(G) Reserved.
(d) Conduct of Business; Preservation of Existence. The Originator will carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted or in related, complementary, incidental, ancillary or similar to any of the foregoing or are reasonable extensions or developments thereof and will do all things necessary to remain duly organized, validly existing and in good standing as a domestic organization in its jurisdiction of organization and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted if the failure to have such authority could reasonably be expected to have a Material Adverse Effect; provided, however, that nothing in this clause shall prevent any transaction permitted by clause (o) below or not otherwise prohibited by this Agreement or any other Transaction Document.
(e) Compliance with Laws. The Originator will comply with all applicable Laws to which it may be subject if the failure to comply could reasonably be expected to have a Material Adverse Effect.
(f) Furnishing of Information and Inspection of Receivables. The Originator will furnish or cause to be furnished to the Buyer and Administrative Agent from time to time such information in the possession of and reasonably readily available to, the Seller-Related Parties with respect to the Pool Receivables and the other Supporting Assets as the Administrative Agent or the Buyer may reasonably request; provided, that this clause (f) shall not obligate the Servicer to deliver Monthly Reports more frequently than as set forth in the Receivables Purchase Agreement. The Originator will, at the Originator’s expense, during regular business hours with prior written notice (i) permit the Administrative Agent and the Buyer or its respective agents or representatives to (A) examine and make copies of and abstracts from all books and records relating to the Pool Receivables or other Supporting Assets, (B) visit the offices and properties of the Originator for the purpose of examining such books and records and (C) discuss matters relating to the Pool Receivables, the other Supporting Assets or the Originator’s performance hereunder or under the other Transaction Documents to which it is a party with any of the officers, directors, employees or independent public accountants of the Originator having knowledge of such matters and (ii) without limiting the provisions of clause (i) above, during regular business hours, upon prior written notice from the Administrative Agent, permit certified public accountants or other auditors acceptable to the Administrative Agent to conduct a review of its books and records with respect to the Pool Receivables and other Supporting Assets; provided, that the Originator shall be required to reimburse the Administrative Agent and Buyer for only one (1) such review pursuant to this Section 6.1(f) or any equivalent Sections under this Agreement and the other Transaction Documents in any twelve-month period unless an Event of Default has occurred and is continuing. Notwithstanding the foregoing or any other provision of this Agreement, in no event will any Originator be required to disclose to the Administrative Agent, any Purchaser or any other Person privileged documents, the disclosure of which would violate regulatory or contractual confidentiality obligations bunding upon any Originator or any of its Subsidiaries.

(g) Payments on Receivables; Collection Accounts and Concentration Accounts. The Originator will at all times, (i) instruct all Obligors to deliver payments on the Pool Receivables to a Collection Account, a Lock-Box or a Concentration Account, (ii) maintain in full force and effect instructions to each Collection Account Bank instructing such Collection Account Bank to transfer Collections received in each Collection Account to the Concentration Account on each Business Day, and (iii) take any action that may be necessary to ensure that its representations and warranties set forth in Section 5.31 are and will remain true and correct. The Originator will, at all times, maintain such books and records necessary to identify Collections received from time to time on Pool Receivables and to segregate such Collections from other property of the Originator. If any payments on the Pool Receivables or other Collections are received by the Originator (other than in a Collection Account or Concentration Account), it shall hold such payments in trust for the benefit of the Buyer, the Administrative Agent, the Purchasers and the other Secured Parties and promptly (but in any event within two (2) Business Days after receipt) remit such funds into a Collection Account or Concentration Account. The Originator shall use commercially reasonable efforts not permit funds other than Collections on Pool Receivables and other Supporting Assets to be deposited into any Collection Account or Concentration Account.
(h) Sales, Liens, etc. Except as otherwise provided herein, no Originator will sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim (other than Permitted Adverse Claims) upon (including the filing of any financing statement) or with respect to, any Pool Receivable or other Related Rights, or assign any right to receive income in respect thereof.
(i) Extension or Amendment of Pool Receivables; Performance of Contracts. Except as otherwise permitted by the Receivables Purchase Agreement, no Originator will, or will permit the Servicer to, alter the delinquency status or adjust the Outstanding Balance or otherwise modify the terms of any Pool Receivable in any material respect, or amend, modify or waive, in any material respect, any term or condition of any related Contract. The Originator shall at its expense, timely and fully perform and comply in all material respects with all provisions, covenants and other promises required to be observed by it under the Contracts related to the Pool Receivables, and timely and fully comply with the Credit and Collection Policy with regard to each Pool Receivable and the related Contract.
(j) Fundamental Changes. The Originator shall not, make any change in the Originator’s name, location or make any other change in the Originator’s identity or corporate structure that could impair or otherwise render any UCC financing statement filed in connection with this Agreement or the Receivables Purchase Agreement “seriously misleading” as such term (or similar term) is used in the applicable UCC, in each case, unless the Buyer, the Administrative Agent and each Purchaser have each (i) received thirty (30) days’ prior written notice thereof, (ii) received executed copies of all documents, certificates and opinions (including, opinions relating to bankruptcy and UCC matters) as the Buyer or the Administrative Agent shall reasonably request and (iii) been reasonably satisfied that all other action to perfect and protect the interests of the Buyer and the Administrative Agent, on behalf of the Purchasers, in and to the Receivables to be sold or contributed by it hereunder and other Related Rights, as reasonably requested by the Buyer or the Administrative Agent shall have been taken by, and at the expense of, the Originator (including the filing of any UCC financing statements, the receipt of certificates and other requested documents from public officials and all such other actions required pursuant to Section 7.3).

(k) Change in Credit and Collection Policy. No Originator will make, or direct the Servicer to make, any material change in the Credit and Collection Policy that would be reasonably likely to materially adversely affect the collectability of the Pool Receivables, the enforceability of any related Contract or its ability to perform its obligations under the related Contract or the Transaction Documents without the prior written consent of the Administrative Agent; provided, however, that the Originator may make a change in, or waive a provision of, the Credit and Collection Policy if such change or waiver is required by any requirement, order, directive or other pronouncement of any Official Body. Promptly following any change in the Credit and Collection Policy, the Originator will deliver a copy of the updated Credit and Collection Policy to the Administrative Agent and the Buyer.
(l) Books and Records. The Originator will maintain and implement (or cause the Servicer to maintain and implement) administrative and operating procedures (including an ability to recreate records evidencing Pool Receivables and related Contracts in the event of the destruction of the originals thereof), and keep and maintain (or cause the Servicer to keep and maintain) all documents, books, records, computer tapes and disks and other information reasonably necessary or advisable for the collection of all Pool Receivables (including records adequate to permit the reasonably prompt identification of each Pool Receivable and all Collections of and adjustments to each existing Pool Receivable).
(m) Ownership Interest, Etc. The Originator shall (and shall cause the Servicer to), at its expense, take all action necessary or reasonably desirable to establish and maintain a valid and enforceable ownership or security interest in the Pool Receivables, the Related Rights and Collections with respect thereto, and a first priority perfected ownership or security interest in the Supporting Assets, in each case free and clear of any Adverse Claim (other than Permitted Adverse Claims), in favor of the Buyer (and the Administrative Agent (on behalf of the Secured Parties), as the Buyer’s assignee), including taking such action to perfect, protect or more fully evidence the interest of the Buyer (and the Administrative Agent (on behalf of the Secured Parties), as the Buyer’s assignee) as the Buyer, the Administrative Agent or any Secured Party may reasonably request. In order to evidence the security interests of the Administrative Agent under this Agreement, the Originator shall, from time to time take such action, or execute and deliver such instruments as may be necessary (including such actions as are reasonably requested by the Administrative Agent) to maintain and perfect, as a first-priority interest, the Administrative Agent’s security interest in the Receivables, Related Security and Collections. The Originator shall, from time to time and within the time limits established by law, prepare and present to the Administrative Agent for the Administrative Agent’s

authorization and approval, all financing statements, amendments, continuations, or initial financing statements in lieu of a continuation statement, or other filings necessary to continue, maintain and perfect the Buyer’s and the Administrative Agent’s security interest as a first-priority interest. The Administrative Agent’s approval of any such filings shall authorize the Originator to file such financing statements under the UCC without the signature of the Originator, the Buyer or the Administrative Agent where allowed by Law. Notwithstanding anything else in the Transaction Documents to the contrary, the Originator shall not have any authority to file a termination, partial termination, release, partial release, or any amendment that deletes the name of a debtor or excludes collateral of any such financing statements filed in connection with the Transaction Documents, without the prior written consent of the Administrative Agent. Notwithstanding anything else in the Transaction Documents to the contrary, the Originator shall in no event be required to take any action to perfect a security interest in any Collection Account.

(n) Further Assurances. The Originator hereby authorizes and hereby agrees from time to time, at its own expense, promptly to execute (if necessary) and deliver all further instruments and documents, and to take all further actions, that may be necessary or desirable, or that the Buyer, the Servicer or the Administrative Agent may reasonably request, to perfect, protect or more fully evidence the purchases and contributions made hereunder or under the Receivables Purchase Agreement and/or security interest granted pursuant to the Receivables Purchase Agreement or any other Transaction Document, or to enable the Buyer or the Administrative Agent (on behalf of the Secured Parties) to exercise and enforce their respective rights and remedies hereunder, under the Receivables Purchase Agreement or under any other Transaction Document. Notwithstanding anything else in the Transaction Documents to the contrary, the Originator shall in no event be required to take any action to perfect a security interest in any Collection Account. Without limiting the foregoing, the Originator hereby authorizes, and will, upon the request of the Buyer or the Administrative Agent, at the Originator’s own expense, execute (if necessary) and file such financing statements or continuation statements, or amendments thereto, and such other instruments and documents, that may be necessary or desirable, or that the Buyer or Administrative Agent may reasonably request, to perfect, protect or evidence any of the foregoing.
(o) Mergers, Acquisitions, Sales, etc. The Originator shall not, without the prior written consent of the Buyer and the Administrative Agent, (i) be a party to any merger, consolidation or other restructuring, except a merger, consolidation or other restructuring (a) where an Originator shall be the surviving entity and (A) no Change in Control shall result and (B) no Event of Default or Potential Event of Default has occurred and is continuing or would result therefrom or (b) if any Originator is not the surviving entity, the Administrative Agent and the Buyer (A) have received thirty (30) days’ prior written notice thereof, (B) received executed copies of all documents, certificates and opinions (including opinions relating to bankruptcy and UCC matters) as the Buyer or the Administrative Agent shall reasonably request and (C) been satisfied that all other action to perfect and protect the interests of the Buyer and the Administrative Agent, on behalf of the Secured Parties, in and to the Receivables to be sold by it hereunder and other Related Rights, as reasonably requested by the Buyer or the Administrative Agent shall have been taken by, and at the expense of, the Originator (including the filing of any UCC financing statements, the receipt of certificates and other requested documents from public officials and all such other actions required pursuant to Section 7.3) or (ii) directly or indirectly sell, transfer, assign, convey or lease (A) whether in one or a series of transactions, all or substantially all of its assets or (B) any Receivables or any interest therein (other than pursuant to this Agreement).

(p) Frequency of Billing. The Originator shall prepare and deliver (or cause to be prepared and delivered) invoices with respect to all Receivables in accordance with the Credit and Collection Policies, but in any event no less frequently than as required under the Contract related to such Receivable.
(q) Receivables Not to Be Evidenced by Promissory Notes or Chattel Paper. The Originator shall not take any action to cause or permit any Receivable created, acquired or originated by it to become evidenced by any “instrument” or “chattel paper” (as defined in the applicable UCC) without the prior written consent of the Buyer and the Administrative Agent.
(r) Identifying of Records. The Originator shall cause its master data processing records relating to Pool Receivables and related Contracts to clearly and unambiguously indicate that the Pool Receivables have been sold or contributed by the Originator to the Buyer hereunder and sold or pledged by the Buyer pursuant the Receivables Purchase Agreement.
(s) Buyer’s Tax Status. The Originator shall not take or cause any action to be taken that could result in the Buyer (i) being treated other than as a “disregarded entity” within the meaning of U.S. Treasury Regulation § 301.7701-3 for U.S. federal income tax purposes, (ii) becoming an association taxable as a corporation or a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes, (iii) subject to any Tax in any jurisdiction outside the United States or (iv) subject to any material tax imposed by a state or local taxing authority.
(t) Insurance. The Originator will maintain in effect, at the Originator’s expense, such casualty and liability insurance as the Originator deems appropriate in its good faith business judgment.
(u) Other Additional Information. The Originator will provide to the Buyer, the Administrative Agent and the Purchasers such information and documentation as may reasonably be requested by the Buyer, the Administrative Agent or any Purchaser from time to time for purposes of compliance by the Buyer or Administrative Agent with Laws (including without limitation the USA PATRIOT Act and other “know your customer” and anti-money laundering rules and regulations), and any policy or procedure implemented by the Administrative Agent or such Purchaser to comply therewith.
(v) Change in Payment Instructions to Obligors. The Originator shall not (and shall not permit the Servicer to) add, replace or terminate any Concentration Account or Collection Account (or a related Lock-Box) or make any change in its instructions to the Obligors regarding payments to be made to the Concentration Account or Collection

Account (or any related Lock-Box), other than any instruction to remit payments to a different Concentration Account or Collection Account (or any related Lock-Box), unless the Administrative Agent shall have received (i) prior written notice of such addition, termination or change, (ii) the Administrative Agent shall have consented to such change in writing, and (iii) solely with respect to a Concentration Account, a signed and acknowledged Account Control Agreement (or an amendment thereto) with respect to such new Concentration Accounts.

(w) Ownership of Buyer. Labcorp shall at all times own 100% of the Equity Interests of the Buyer free and clear of all Adverse Claims.
(x) Health Care Matters.
(i) The Originator and its Subsidiaries shall comply in all respects with all applicable Health Care Laws relating to the operation of the Originator’s business, except where the failure to so comply would not reasonably be expected to have a Material Adverse Effect.
(ii) The Originator shall (A) obtain, maintain, preserve and take, all necessary action to timely renew, all material Health Care Permits (including, as applicable, Health Care Permits necessary for it to be eligible to receive payment and compensation from and to participate in Medicare, Medicaid or any other Third Party Payor programs) to the extent necessary in the proper conduct of its business; and (B) be and remain in material compliance with all requirements for participation in, and for licensure required to provide such goods or services that are provided by such Originator are reimbursable under, Medicare, Medicaid and other Third Party Payor Programs, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect.
(iii) The Originator shall maintain or be subject to a CCP which addresses the requirements of Health Care Laws, including without limitation HIPAA and includes at least the following components and allows the Administrative Agent and/or any consultants from time to time upon reasonable request to review such CCP: (i) standards of conduct and procedures that describe compliance policies regarding laws with an emphasis on prevention of fraud and abuse; (ii) a specific officer within high-level personnel identified as having overall responsibility for compliance with such standards and procedures; (iii) training and education programs which effectively communicate the compliance standards and procedures to employees and agents, including, without limitation, fraud and abuse laws and illegal billing practices; (iv) auditing and monitoring systems and reasonable steps for achieving compliance with such standards and procedures including, without limitation, publicizing a reporting system to allow employees and other agents to anonymously report criminal or suspect conduct and potential compliance problems; (v) disciplinary guidelines and consistent enforcement of compliance policies including, without limitation, discipline of individuals responsible for the failure to detect violations of the CCP; and (vi) mechanisms to respond promptly to detected violations of the CCP. The Originator shall modify such CCP from time to time, as may be necessary to promote continuing material compliance with all applicable Health Care Laws.

SECTION 6.2 Separateness Covenants. Each Originator hereby acknowledges that this Agreement and the other Transaction Documents are being entered into in reliance upon the Buyer’s identity as a legal entity separate from the Originator and its Affiliates. Therefore, from and after the date hereof, the Originator shall take all reasonable steps necessary to make it apparent to third Persons that the Buyer is an entity with assets and liabilities distinct from those of the Originators and any other Person, and is not a division of any Originator, its Affiliates or any other Person. Without limiting the generality of the foregoing and in addition to and consistent with the other covenants set forth herein, each Originator shall take such actions as shall be required in order that:
(a) the Originator (other than Labcorp, solely in accordance with its rights and obligations under the Buyer’s limited liability company agreement) shall not be involved in the day to day management of the Buyer;
(b) the Originator shall maintain separate records and books of account from the Buyer and otherwise will observe corporate formalities and have a separate area from the Buyer for its business (which may be located at the same address as the Buyer, and, to the extent that it and the Buyer have offices in the same location, there shall be a fair and appropriate allocation of overhead costs between them, and each shall bear its fair share of such expenses);
(c) the financial statements and books and records of the Originator shall be prepared after the date of creation of the Buyer to reflect and shall reflect the separate existence of the Buyer; provided, that the Buyer’s assets and liabilities may be included in a consolidated financial statement issued by an Affiliate of the Buyer; provided, however, that any such consolidated financial statement or the notes thereto shall make clear that the Buyer’s assets are not available to satisfy the obligations of such Affiliate;
(d) except as permitted by the Receivables Purchase Agreement, (i) the Originator shall maintain its assets (including deposit accounts) separately from the assets (including deposit accounts) of the Buyer (other than the Collection Accounts) and (ii) the Originator’s assets, and records relating thereto, have not been, are not, and shall not be, commingled with those of the Buyer;
(e) the Originator shall not act as an agent for the Buyer (except in the capacity of Servicer or a Sub-Servicer);
(f) the Originator shall not conduct any of the business of the Buyer in its own name (except in the capacity of Servicer or a Sub-Servicer);
(g) the Originator shall not pay any liabilities of the Buyer out of its own funds or assets;
(h) the Originator shall maintain an arm’s-length relationship with the Buyer;

(i) the Originator shall not assume or guarantee or become obligated for the debts of the Buyer or hold out its credit as being available to satisfy the obligations of the Buyer;
(j) the Originator shall not acquire obligations of the Buyer;
(k) the Originator shall allocate fairly and reasonably overhead or other expenses that are properly shared with the Buyer, including shared office space;
(l) the Originator shall identify and hold itself out as a separate and distinct entity from the Buyer;
(m) the Originator shall correct any known misunderstanding respecting its separate identity from the Buyer;
(n) the Originator shall not enter into, or be a party to, any transaction with the Buyer, except in the ordinary course of its business and on terms which are intrinsically fair and not less favorable to it than would be obtained in a comparable arm’s-length transaction with an unrelated third party;
(o) the Originator shall not pay the salaries of the Buyer’s employees, if any; and
(p) to the extent not already covered in paragraphs (a) through (o) above, the Originator shall comply and/or act in accordance with all of the other separateness covenants set forth in Section 7.03 of the Receivables Purchase Agreement.
ARTICLE VII
ADDITIONAL RIGHTS AND OBLIGATIONS
IN RESPECT OF RECEIVABLES
SECTION 7.1 Rights of the Buyer. Subject to Section 9.02(e) of the Receivables Purchase Agreement and any requirements or restrictions set forth in the Medicare or Medicaid laws, rules or regulations, each Originator hereby authorizes the Buyer, the Servicer or their respective designees or assignees under this Agreement or the Receivables Purchase Agreement (including the Administrative Agent) to take any and all steps in such Originator’s name necessary or desirable, in their respective determination, to collect all amounts due under any and all Receivables sold, contributed or otherwise conveyed or purported to be conveyed by it hereunder, including endorsing the name of such Originator on checks and other instruments representing Collections and enforcing such Receivables and the provisions of the related Contracts that concern payment and/or enforcement of rights to payment; provided, however, that the Administrative Agent shall not take any of the foregoing actions unless an Event of Default has occurred and is continuing.
SECTION 7.2 Responsibilities of the Originators. Notwithstanding anything herein to the contrary:

(a) Each Originator shall perform its obligations hereunder, and the exercise by the Buyer or its designee of its rights hereunder shall not relieve such Originator from such obligations.
(b) None of the Buyer, the Purchasers or the Administrative Agent shall have any obligation or liability to any Obligor or any other third Person with respect to any Receivables, Contracts related thereto or any other related agreements, nor shall the Buyer, the Purchasers or the Administrative Agent be obligated to perform any of the obligations of such Originator thereunder.
(c) Subject to Section 9.02(e) of the Receivables Purchase Agreement and any requirements or restrictions set forth in the Medicare or Medicaid laws, rules or regulations, each Originator hereby grants to the Administrative Agent an irrevocable power-of-attorney, with full power of substitution, coupled with an interest, during the occurrence and continuation of an Event of Default to take in the name of such Originator all steps necessary or advisable to endorse, negotiate or otherwise realize on any writing or other right of any kind held or transmitted by such Originator or transmitted or received by the Buyer (whether or not from such Originator) in connection with any Receivable sold, contributed or otherwise conveyed or purported to be conveyed by it hereunder or Related Right.
SECTION 7.3 Further Action Evidencing Purchases. On or prior to the Closing Date, each Originator shall mark its master data processing records evidencing Receivables and related Contracts with a legend, acceptable to the Buyer and the Administrative Agent, evidencing that the Pool Receivables have been transferred in accordance with this Agreement and none of the Originators shall (or shall permit the Servicer to) change or remove such notation without the prior written consent of the Buyer and the Administrative Agent. Each Originator agrees that from time to time, at its expense, it will promptly execute and deliver all further instruments and documents, and take all further action that the Buyer, the Servicer, the Administrative Agent or any Purchaser may reasonably request in order to perfect, protect or more fully evidence the Receivables and Related Rights purchased by or contributed to the Buyer hereunder, or to enable the Buyer to exercise or enforce any of its rights hereunder or under any other Transaction Document; provided, at no time shall any Originator be required to take any action to give the Buyer or the Administrative Agent a perfected security interest in any Collection Account. Without limiting the generality of the foregoing, upon the request of the Buyer, the Administrative Agent or any Purchaser, such Originator will execute (if applicable), authorize and file such financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be reasonably necessary or appropriate.
Each Originator hereby authorizes the Buyer or its designee or assignee (including the Administrative Agent) to file one or more financing or continuation statements, and amendments thereto and assignments thereof, relative to all or any of the Receivables and Related Rights sold, contributed or otherwise conveyed or purported to be conveyed by it hereunder and now existing or hereafter generated or acquired by such Originator. If any Originator fails to perform any of its agreements or obligations under this Agreement, the Buyer or its designee or assignee (including the Administrative Agent) may (but shall not be required to) itself perform, or cause the performance of, such agreement or obligation, and the expenses of the Buyer or its designee or assignee (including the Administrative Agent) incurred in connection therewith shall be payable by such Originator.

SECTION 7.4 Application of Collections. Any payment by an Obligor in respect of any indebtedness owed by it to any Originator shall, except as otherwise specified by such Obligor, required by Law and unless otherwise instructed by the Servicer (with the prior written consent of the Administrative Agent) or the Administrative Agent, be applied as a Collection of any Receivable or Receivables of such Obligor to the extent of any amounts then due and payable thereunder (such application to be made starting with the oldest outstanding Receivable or Receivables) before being applied to any other indebtedness of such Obligor.
SECTION 7.5 Performance of Obligations. Each Originator shall (i) perform all of its obligations under the Contracts related to the Receivables generated by such Originator to the same extent as if interests in such Receivables had not been transferred hereunder, and the exercise by the Buyer or the Administrative Agent of its rights hereunder shall not relieve any Originator from any such obligations and (ii) pay (or cause to be paid) when due any Taxes that are required to be paid by it, (including any sales Taxes) payable in connection with the Receivables generated by such Originator and their creation and satisfaction, except to the extent that such taxes are being contested in good faith and appropriate reserves have been maintained in accordance with GAAP
ARTICLE VIII
SALE AND CONTRIBUTION TERMINATION EVENTS
SECTION 8.1 Sale and Contribution Termination Events. Each of the following events or occurrences described in this Section 8.1 shall constitute a “Sale and Contribution Termination Event”:
(a) any Originator shall fail to make when due any payment or deposit to be made by it under this Agreement or any other Transaction Document to which it is a party and, in any case, such failure shall continue unremedied for five (5) Business Days;
(b) any representation or warranty made or deemed made by any Originator (or any of its officers) under or in connection with this Agreement or any other Transaction Document or any information or report delivered by any Originator pursuant to this Agreement or any other Transaction Document, shall prove to have been incorrect or untrue in any material respect when made or deemed made or delivered; provided, that no breach of a representation or warranty set forth in Sections 5.7, 5.12, 5.13, 5.19, 5.20, 5.21, 5.22, 5.24, 5.25, 5.26 or 5.31 shall constitute a Sale and Contribution Termination Event pursuant to this clause (b) if the applicable Originator has complied with its related obligations under Section 3.3 with respect to such breach;
(c) any Originator shall fail to perform or observe any term, covenant or agreement under this Agreement or any other Transaction Document to be performed or observed by such Originator, and such failure, solely to the extent capable of cure, shall continue for thirty (30) days after the earlier of (i) the date such default first becomes known to any Authorized Officer of an Originator and (ii) written notice thereof from the

Administrative Agent to the Originator (which notice will be given at the request of any Purchaser); or

(d) any of (i) a Relief Proceeding shall have been instituted against any Originator or a substantial part of the assets of an Originator and such Relief Proceeding shall remain undismissed or unstayed and in effect for a period of sixty (60) consecutive days or such court shall enter a decree or order granting any of the relief sought in such Relief Proceeding, (ii) any Originator institutes, or takes any action in furtherance of, a Relief Proceeding, (iii) any Originator ceases to be Solvent or admits in writing its inability to pay its debts as they mature or (iv) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of such Originator and is not released, vacated or fully bonded within sixty (60) days after its issue or levy.
SECTION 8.2 Remedies.
(a) Optional Termination. Upon the occurrence and during the continuation of a Sale and Contribution Termination Event, the Buyer (but not the Servicer or any Originator), with the prior written consent of the Administrative Agent (which may grant or deny such consent in its sole discretion), shall have the option, by notice to the Originators (with a copy to the Administrative Agent and the Purchasers), to declare the Purchase Facility terminated.
(b) Remedies Cumulative. Subject to Section 9.02(e) of the Receivables Purchase Agreement, upon any termination of the Purchase Facility pursuant to clause (a) above, the Buyer (and the Administrative Agent as Buyer’s collateral assignee) shall have, in addition to all other rights and remedies under this Agreement, all other rights and remedies provided under the UCC of each applicable jurisdiction and other Laws, which rights shall be cumulative.

ARTICLE IX
INDEMNIFICATION
SECTION 9.1 Indemnities by the Originators. Without limiting any other rights that the Buyer may have hereunder or under Law, the Originators, jointly and severally, hereby agree to indemnify the Buyer, each of its officers, directors, employees, agents, employees and respective assigns, the Administrative Agent and each Purchaser (each of the foregoing Persons being individually called a “Sale and Contribution Indemnified Party”), forthwith on demand, from and against any and all damages, claims, losses, judgments, liabilities, penalties and related costs and expenses (including Attorney Costs) (all of the foregoing being collectively called “Sale and Contribution Indemnified Amounts”) awarded against or incurred by any of them arising out of, relating to or in connection with:
(a) the breach of any representation or warranty made or deemed made by any Originator (or any employee, officer or agent thereof) under or in connection with this Agreement or any of the other Transaction Documents, or any information or report or delivered by or on behalf of any Originator pursuant hereto or thereto which shall have been untrue or incorrect when made or deemed made or delivered;
(b) the failure by any Originator to transfer good and marketable title in and to any Pool Receivable or Related Right to the Buyer, free and clear of any Adverse Claims, and that is freely assignable, pursuant to this Agreement;
(c) the failure by any Originator to comply with the terms of any Transaction Document or with any Law with respect to any Pool Receivable or the related Contract; or the failure of any Pool Receivable or the related Contract to conform to any such Law;
(d) the lack of an enforceable ownership interest, or a first priority perfected lien, in the Pool Receivables (and all Related Security) against all Persons (including any bankruptcy trustee or similar Person), in either case, free and clear of any Adverse Claim;
(e) the failure to have filed, or any delay in filing, financing statements, financing statement amendments, continuation statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other Laws with respect to any Pool Receivable or the Related Rights;
(f) any suit or claim related to the Pool Receivables (including any products liability or environmental liability claim arising out of or in connection with the property, products or services that are the subject of any Pool Receivable);
(g) any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Receivable in the Receivables Pool (including a defense based on such Receivable’s or the related Contract’s not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms) or any other claim resulting from the sale of the property, products or rendering services giving rise to such Receivable or the furnishing or failure to furnish such property, products or services or other similar claim or defense not arising from the financial inability of any Obligor to pay undisputed indebtedness;
(h) any failure of any Originator to perform any of its duties or obligations in accordance with the provisions hereof and of each other Transaction Document related to Pool Receivables or to timely and fully comply with the Credit and Collection Policy in regard to each Pool Receivable;

(i) the misdirection of Collections or the commingling of Collections of Pool Receivables at any time with other funds;
(j) any failure by a Collection Account Bank to comply with the terms of an automatic sweep or to transfer all funds on deposit or any amounts to a Concentration Account;
(k) any Collection Account Bank’s exercise (or attempted exercise) of any right of setoff or offset against any Collection Account or any funds on deposit therein;
(l) the failure or delay to provide any Obligor with an invoice or other evidence of indebtedness;
(m) any investigation, litigation or proceeding (actual or threatened) related to this Agreement or any other Transaction Document or in respect of any Pool Receivable or any Related Rights;
(n) any claim brought by any Person other than a Sale and Contribution Indemnified Party arising from any activity by any Originator or any Affiliate thereof in servicing, administering or collecting any Pool Receivable;
(o) the failure by any Originator to pay when due any Taxes, including sales, excise or personal property Taxes, payable in connection with the Pool Receivables and their creation and satisfaction (not including, for the avoidance of doubt, Excluded Taxes);
(p) any Tax or governmental fee or charge, all interest and penalties thereon or with respect thereto, and all out-of-pocket costs and expenses, including Attorney Costs in defending against the same, which are required to be paid by reason of the purchase or ownership of the Receivables or any Related Rights;
(q) any liability under Section 4.03 of the Receivables Purchase Agreement; or
(r) the failure of any Receivable sold, transferred, contributed or assigned hereunder as an Eligible Receivable to actually constitute an Eligible Receivable on the date of sale, transfer, contribution or assignment.
provided that such indemnity shall not be available to any Sale and Contribution Indemnified Party to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction in a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of a Sale and Contribution Indemnified Party or (y) to the extent the same includes losses in respect of Receivables that are uncollectable by reason of the bankruptcy, insolvency, lack of creditworthiness or other financial inability to pay, of the related Obligor.
If for any reason the foregoing indemnification is unavailable to any Sale and Contribution Indemnified Party or insufficient to hold it harmless, then the Originators, jointly and severally, shall contribute to the amount paid or payable by such Sale and Contribution Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative economic interests of the Originators and their Affiliates, on the one hand, and such Sale and Contribution Indemnified Party, on the other hand, in the matters contemplated by this Agreement as well as the relative fault of the Originators and their Affiliates and such Sale and Contribution Indemnified Party with respect to such loss, claim, damage or liability and any other relevant equitable considerations. The reimbursement, indemnity and contribution obligations of the Originators under this Section 9.1 shall be in addition to any liability which the Originators may otherwise have, shall extend upon the same terms and conditions to the Sale and Contribution Indemnified Party, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of such Originator and the Sale and Contribution Indemnified Parties. Any indemnification or contribution under this Section 9.1 shall survive the termination of this Agreement.
ARTICLE X
MISCELLANEOUS
SECTION 10.1 Amendments, etc.
(a) The provisions of this Agreement may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and executed by the Buyer, the Servicer and each Originator, with the prior written consent of the Administrative Agent and the Required Purchasers.
(b) No failure or delay on the part of the Buyer, the Servicer, any Originator, the Administrative Agent or any third-party beneficiary in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on any Seller-Related Party in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by the Buyer or the Administrative Agent under this Agreement shall, except as may otherwise be stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval under this Agreement shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.
(c) The Transaction Documents contain a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter thereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter thereof, superseding all prior oral or written understandings.

SECTION 10.2 Notices, etc.. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for hereunder shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile or e-mail to the relevant party as specified on Schedule IV hereto or at such other address or facsimile number as shall be designated by such party in a written notice to the other parties hereto or in the case of the Administrative Agent or any Purchaser, at their respective address for notices pursuant to the Receivables Purchase Agreement. Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient); and notices delivered through electronic communications, shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement). Notwithstanding the foregoing, any such notices or other communications given to any Purchaser Party shall be given in accordance with Section 12.03 of the Receivables Purchase Agreement.

SECTION 10.3 No Waiver; Cumulative Remedies. The remedies herein provided are cumulative and not exclusive of any remedies provided by law. Without limiting the foregoing, if a Sale and Contribution Termination Event has occurred and is continuing each Originator hereby authorizes the Buyer, the Administrative Agent and each Purchaser (collectively, the “Set-off Parties”), at any time and from time to time, to the fullest extent permitted by law, to set off, against any obligations of such Originator to such Set-off Party arising in connection with the Transaction Documents (including amounts payable by such Originator pursuant to Section 9.1) that are then due and payable or that are not then due and payable but have accrued, any and all deposits (general or special, time or demand, provisional or final) at any time held by, and any and all indebtedness at any time owing by, any Set-off Party to or for the credit or the account of such Originator. Each Set-off Party agrees to notify the Originator and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.
SECTION 10.4 Binding Effect; Assignability. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither any Originator nor the Servicer may assign any of its rights hereunder or any interest herein without the prior written consent of the Buyer, the Administrative Agent and each Purchaser, except as otherwise herein specifically provided. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until such time as the parties hereto shall agree. The rights and remedies with respect to any breach of any representation and warranty made by any Originator pursuant to Article V and the indemnification and payment provisions of Article IX and Section 10.6 shall be continuing and shall survive any termination of this Agreement.

SECTION 10.5 CHOICE OF LAW; SUBMISSION TO JURISDICTION; WAIVER OF VENUE; SERVICE OF PROCESS; WAIVER OF JURY TRIAL.
(a) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 AND SECTION 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK) WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THAT WOULD REQUIRE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.
(b) SUBMISSION TO JURISDICTION. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER TRANSACTION DOCUMENT SHALL AFFECT ANY RIGHT THAT ANY PURCHASER PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT AGAINST ANY PARTY HERETO OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c) WAIVER OF VENUE. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (b) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
(d) SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.2. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.
(e) WAIVER OF RIGHTS TO TRIAL BY JURY. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT

OR ANY OTHER TRANSACTION DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
SECTION 10.6 Costs, Expenses and Taxes. In addition to the obligations of the Originators under Article IX, the Originators, jointly and severally, agree to pay on demand:
(a) to the Buyer (and any successor and permitted assigns thereof) and any third-party beneficiary of the Buyer’s rights hereunder all reasonable and documented out-of-pocket costs and expenses in connection with the preparation, negotiation, execution, delivery and administration of this Agreement (together with all amendments, restatements, supplements, consents and waivers, if any, from time to time hereto), including (i) the reasonable and documented Attorney Costs for the Buyer (and any successor and permitted assigns thereof) and any third-party beneficiary of the Buyer’s rights hereunder with respect thereto and with respect to advising any such Person as to their rights and remedies under this Agreement and the other Transaction Documents and (ii) reasonable accountants’, auditors’ and consultants’ fees and expenses for the Buyer (and any successor and permitted assigns thereof) and any third-party beneficiary of the Buyer’s rights hereunder incurred in connection with the administration and maintenance of this Agreement or advising any such Person as to their rights and remedies under this Agreement or as to any actual or reasonably claimed breach of this Agreement or any other Transaction Document;
(b) to the Buyer (and any successor and permitted assigns thereof) and any third-party beneficiary of the Buyer’s rights hereunder all reasonable out-of-pocket costs and expenses (including reasonable Attorney Costs), of any such Person incurred in connection with the enforcement of any of their respective rights or remedies under the provisions of this Agreement and the other Transaction Documents; and
(c) all Other Taxes payable in connection with the execution, delivery, filing and recording of this Agreement or the other Transaction Documents to be delivered hereunder, and agrees to indemnify each Sale and Contribution Indemnified Party against any liabilities with respect to or resulting from any delay in paying or omitting to pay such Taxes.

SECTION 10.7 Captions and Cross References; Incorporation by Reference. The various captions (including, without limitation, the table of contents) in this Agreement are included for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement. References in this Agreement to any underscored Article, Section, Schedule or Exhibit are to such Article, Section, Schedule or Exhibit of this Agreement, as the case may be. The Schedules and Exhibits hereto are hereby incorporated by reference into and made a part of this Agreement.

SECTION 10.8 Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart hereof by facsimile or other electronic means shall be equally effective as delivery of an originally executed counterpart.
SECTION 10.9 Acknowledgment and Agreement. By execution below, each Originator expressly acknowledges and agrees that all of the Buyer’s rights, title, and interests in, to, and under this Agreement (but not its obligations), shall be collaterally assigned by means of the Buyer granting a security interest to the Administrative Agent (for the benefit of the Secured Parties) pursuant to the Receivables Purchase Agreement, and each Originator consents to such collateral assignment. Each of the parties hereto acknowledges and agrees that the Purchasers and the Administrative Agent are third-party beneficiaries of the rights of the Buyer arising hereunder and under the other Transaction Documents to which any Originator is a party, and notwithstanding anything to the contrary contained herein or in any other Transaction Document, during the occurrence and continuation of an Event of Default under the Receivables Purchase Agreement, the Administrative Agent, and not the Buyer, shall have the sole right to exercise all such rights and related remedies.
SECTION 10.10 No Proceeding. Each Originator hereby agrees that it will not institute, or join any other Person in instituting, against the Buyer any Relief Proceeding for at least one year and one day following the Final Payout Date. Each Originator further agrees that notwithstanding any provisions contained in this Agreement to the contrary, the Buyer shall not, and shall not be obligated to, pay any amount to such Originator in respect of any Subordinated Loan, any Subordinated Loan Agreement or otherwise pursuant to this Agreement unless the Buyer has received funds which may, subject to Section 3.01 of the Receivables Purchase Agreement, be used to make such payment. Any amount which the Buyer does not pay pursuant to the operation of the preceding sentence shall not constitute a claim (as defined in §101 of the Bankruptcy Code) against, or corporate obligation of, the Buyer by such Originator for any such insufficiency unless and until the provisions of the foregoing sentence are satisfied. The agreements in this Section 10.10 shall survive any termination of this Agreement.

SECTION 10.11 Mutual Negotiations. This Agreement and the other Transaction Documents are the product of mutual negotiations by the parties thereto and their counsel, and no party shall be deemed the draftsperson of this Agreement or any other Transaction Document or any provision hereof or thereof or to have provided the same. Accordingly, in the event of any inconsistency or ambiguity of any provision of this Agreement or any other Transaction Document, such inconsistency or ambiguity shall not be interpreted against any party because of such party’s involvement in the drafting thereof.
SECTION 10.12 Originators Jointly and Severally Liable. Each of the representations, warranties, covenants, obligations, indemnities and other undertakings of any Originator hereunder shall be made jointly and severally, and are joint and several liabilities of the Originators hereunder.
SECTION 10.13 Electronic Execution of Assignments and Certain Other Documents. The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to this Agreement and any document to be signed in connection with this Agreement and the transactions contemplated hereby (including Joinder Agreements, amendments or other waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
SECTION 10.14 Severability. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.
LABCORP RECEIVABLES LLC,
as Buyer

By: /s/ THOMAS J. KREMER Name: Thomas J. Kremer
Title: Treasurer

LABORATORY CORPORATION OF AMERICA HOLDINGS,
as an Originator and as the Servicer

By: /s/ THOMAS J. KREMER
Name: Thomas J. Kremer
Title: Senior Vice President and Treasurer

LABORATORY CORPORATION OF AMERICA,
as an Originator

By: /s/ THOMAS J. KREMER
Name: Thomas J. Kremer
Title: Senior Vice President and Treasurer

    S-1    Sale and Contribution Agreement
        (PNC-Labcorp)

Schedule I
LIST AND LOCATION OF EACH ORIGINATOR

Originators	Location
Laboratory Corporation of America Holdings	Delaware
Laboratory Corporation of America	Delaware

    Schedule I-1

Schedule II
LOCATION OF BOOKS AND RECORDS OF ORIGINATORS

Originator	Location of Books and Records
Laboratory Corporation of America Holdings	358 South Main Street Burlington, North Carolina 27215
Laboratory Corporation of America	358 South Main Street Burlington, North Carolina 27215
    Schedule II-1

Schedule III
TRADE NAMES
Laboratory Corporation of America Holdings
Laboratory Corporation of America
•Labcorp

    Schedule III-1

Schedule IV

NOTICE ADDRESSES
    Schedule IV-1

Exhibit A
FORM OF JOINDER AGREEMENT
THIS JOINDER AGREEMENT, dated as of ___________, 20[__] (this “Agreement”) is executed by__________, a ______________ organized under the laws of __________ (the “Additional Originator”), with its principal place of business located at __________.

BACKGROUND:
i.Labcorp Receivables LLC, a Delaware limited liability company (the “Buyer”), Laboratory Corporation of America Holdings, as an Originator and as Servicer, and the various entities from time to time party thereto as Originators (collectively, the “Originators”) have entered into that certain Sale and Contribution Agreement, dated as of August 23, 2024 (as amended, restated, supplemented or otherwise modified through the date hereof, and as it may be further amended, restated, supplemented or otherwise modified from time to time, the “Sale and Contribution Agreement”).
ii.The Additional Originator desires to become an Originator pursuant to Section 4.3 of the Sale and Contribution Agreement.
NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Additional Originator hereby agrees as follows:
SECTION 1.Definitions. Capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings assigned thereto in the Sale and Contribution Agreement or in the Receivables Purchase Agreement (as defined in the Sale and Contribution Agreement).
SECTION 2.Transaction Documents. The Additional Originator hereby agrees that it shall be bound by all of the terms, conditions and provisions of, and shall be deemed to be a party to (as if it were an original signatory to), the Sale and Contribution Agreement and each of the other relevant Transaction Documents. From and after the later of the date hereof and the date that the Additional Originator has complied with all of the requirements of Section 4.3 of the Sale and Contribution Agreement, the Additional Originator shall be an Originator for all purposes of the Sale and Contribution Agreement and all other Transaction Documents. The Additional Originator hereby acknowledges that it has received copies of the Sale and Contribution Agreement and the other Transaction Documents.
SECTION 3.Representations and Warranties. The Additional Originator hereby makes all of the representations and warranties set forth in Article V (to the extent applicable) of the Sale and Contribution Agreement as of the date hereof (unless such representations or warranties relate to an earlier date, in which case as of such earlier date), as if such representations and warranties were fully set forth herein. The Additional Originator hereby represents and warrants that its “location” (as defined in the applicable UCC) is [____________________], and the offices where the Additional Originator keeps all of its books and records concerning the Receivables and Related Security is as follows:
    Exhibit A-1

SECTION 4.Miscellaneous. This Agreement, including the rights and duties of the parties hereto, shall be governed by, and construed in accordance with, the laws of the State of New York (including Sections 5-1401 and 5-1402 of the General Obligations Law of the State of New York, but without regard to any other conflicts of law provisions thereof). This Agreement is executed by the Additional Originator for the benefit of the Buyer, and its assigns, and each of the foregoing parties may rely hereon. This Agreement shall be binding upon, and shall inure to the benefit of, the Additional Originator and its successors and permitted assigns.
[Signature Pages Follow]

    Exhibit A-2

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be executed by its duly authorized officer as of the date and year first above written.
[NAME OF ADDITIONAL ORIGINATOR]

By:_______________________________________
    Name:
    Title:

Consented to:
[______________]
By:
Name:
Title:
Acknowledged by:
PNC BANK, NATIONAL ASSOCIATION
as Administrative Agent
By:
Name:
Title:
[PURCHASERS]
By:
Name:
Title:
[______________]
By:
Name:
Title:
    Exhibit A-3

Exhibit B
FORM OF SUBORDINATED LOAN AGREEMENT
This Subordinated Loan Agreement (this “Loan Agreement”), is dated as of [__], by and among Labcorp Receivables LLC, a Delaware limited liability company (the “Borrower”), Laboratory Corporation of America Holdings, a Delaware corporation (the “Servicer”), on behalf and for the benefit of the Originators (as defined in the Sale and Contribution Agreement referred to below).
W I T N E S S E T H:
WHEREAS, this Loan Agreement is the Subordinated Loan Agreement described in, and is subject to the terms and conditions set forth in, that certain Sale and Contribution Agreement, dated as of August 23, 2024 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Sale and Contribution Agreement”), among the Borrower, as buyer, the Servicer, and the various entities from time to time party thereto as Originators;
WHEREAS, pursuant to the Sale and Contribution Agreement, from the date hereof until the Sale and Contribution Termination Date, the Borrower will purchase from the Originators, Receivables and Related Rights;
WHEREAS, the Borrower desires from time to time to borrow funds from each Originator (each, a “Subordinated Loan”) according to the terms and conditions set forth herein and in the Sale and Contribution Agreement to pay all or a portion of the Purchase Price owing by the Borrower to such Originator in connection with the Receivables and Related Rights purchased by the Borrower from such Originator in accordance with the Sale and Contribution Agreement; and
WHEREAS, each Originator has agreed from time to time to make Subordinated Loans to the Borrower on the terms and conditions set forth herein and in the Sale and Contribution Agreement.
NOW THEREFORE, the parties agree as follows:
1.Definitions. Capitalized terms used (but not defined) herein have the meanings assigned thereto in the Sale and Contribution Agreement and in the Receivables Purchase Agreement (as defined in the Sale and Contribution Agreement). In addition, as used herein, the following terms have the following meanings:
“Bankruptcy Proceedings” has the meaning set forth in clause (b) of paragraph 10 hereof.
“Senior Interest Holders” means, collectively, the Administrative Agent, the other Purchaser Parties and the other Secured Parties.
    Exhibit B-1

“Senior Interests” means, collectively, (i) all Yield and Fees and rights to payment in respect thereof, (ii) all Capital and rights to payment in respect thereof, (iii) all other Seller Obligations from time to time owing to any Senior Interest Holder and (iv) all other obligations of any Seller-Related Party that are payable to any Senior Interest Holder under or in connection with the Transaction Documents and the transactions contemplated thereby, in each case, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due, together with any and all interest accruing on any such amount after the commencement of any Bankruptcy Proceedings, notwithstanding any provision or rule of law that might restrict the rights of any Senior Interest Holder, as against the Borrower or anyone else, to collect such interest.
“Subordination Provisions” means, collectively, clauses (a) through (l) of paragraph 10 hereof.
1.Subordinated Loan Facility.
(a)Commitment. Subject to the terms and conditions of this Loan Agreement and the Sale and Contribution Agreement, each Originator hereby agrees to make Subordinated Loans to the Borrower on each Payment Date in an amount equal to the unpaid Purchase Price owing by the Borrower to such Originator on such Payment Date (including as contemplated by Section 3.1 of the Sale and Contribution Agreement).
(b)Making Loans. A Subordinated Loan shall be deemed to have been made on each Payment Date by each Originator in the amount of the unpaid Purchase Price owing by the Borrower to such Originator on such Purchase Date as determined pursuant to Section 3.1 of the Sale and Contribution Agreement, in each case, without any further action or notice on the part of the Borrower, any Originator, the Servicer or any other Person. No Subordinated Loan may be made by any Originator to the Borrower for any other purpose.
2.Records. The Servicer is authorized and directed by the Borrower to enter in its books and records, the date and amount of each Subordinated Loan made by the Originators and the amount of each payment of principal made by the Borrower on such Subordinated Loans. Absent manifest error, such entries shall constitute prima facie evidence of the accuracy of the information so entered; provided that neither the failure of the Servicer or any Originator to make any such entry nor any error therein shall expand, limit or affect the obligations of the Borrower hereunder.
3.Interest. The Borrower agrees to pay interest on the outstanding principal amount of each Subordinated Loan from the date such Subordinated Loan has been made to the date on which such amount is repaid in full at a rate per annum equal to the Prime Rate. Interest accrued hereunder shall be computed for the actual number of days elapsed on the basis of a 365- or 366-day year, as the case may be.
4.Interest Payment Dates. Subject to the Subordination Provisions set forth below, the Borrower shall pay accrued interest on the outstanding principal amount of each
    Exhibit B-2

Subordinated Loan on each Settlement Date, and shall pay accrued interest on the amount of each principal payment made in cash on a date other than a Settlement Date at the time of such principal payment. Such payments shall be made solely from funds available to the Borrower therefor in accordance with the terms of the Receivables Purchase Agreement.
5.Principal Payment Dates. Subject to the Subordination Provisions set forth below, payments of the principal amount of the Subordinated Loans shall be made as follows:
(a)The principal amount of the Subordinated Loans shall be reduced by an amount equal to each payment deemed made pursuant to Section 3.3 of the Sale and Contribution Agreement.
(b)The entire outstanding principal amount of all Subordinated Loans shall be due on the Final Payout Date.
(c)The principal amount of and accrued interest on the Subordinated Loans may be prepaid by, and in the sole discretion of, the Borrower on any Business Day without premium or penalty.
Such payments shall be made solely from funds available to the Borrower therefor in accordance with the terms of the Receivables Purchase Agreement.
6.Payment Mechanics. All payments of principal and interest hereunder are to be made in lawful money of the United States of America in the manner specified in Article III of the Sale and Contribution Agreement.
7.Register. The Borrower shall (or shall cause the Servicer, on its behalf, to) maintain a register, in which register shall be recorded the amount of each Subordinated Loan made hereunder and the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Holder. The entries in the register shall be conclusive and in the event of any conflict between the accounts and records maintained by the Servicer, the Originators and their registered assigns hereunder and such register shall control in the absence of manifest error.
8.Enforcement Expenses. In addition to and not in limitation of the foregoing, but subject to the Subordination Provisions set forth below and to any limitation imposed by Law, the Borrower agrees to pay all expenses, including Attorney Costs, incurred by the Servicer or any Originator in seeking to collect any amounts payable hereunder which are not paid when due.
9.Subordination Provisions. The Borrower covenants and agrees, and the Servicer and each Originator and any other assignee, transferee or pledgee of this Loan Agreement or any Subordinated Loans (collectively, the “Holder”), by its acceptance of any sale, assignment, transfer or pledge of this Loan Agreement or any Subordinated Loans, likewise covenants and agrees on behalf of itself and any Holder, that the payment of the principal amount of and interest on the Subordinated Loans and any other payments owing under this Loan Agreement are hereby expressly subordinated in right of payment to the payment and performance of the
    Exhibit B-3

Senior Interests to the extent and in the manner set forth in the following clauses of this Section 10:
(a)No payment or other distribution of the Borrower’s assets of any kind or character, whether in cash, securities, or other rights or property, shall be made on account of this Loan Agreement or any Subordinated Loan except to the extent such payment or other distribution is either (i) made from funds expressly available for such purpose pursuant to Section 3.01(a) of the Receivables Purchase Agreement and such payment or other distribution is permitted under Section 7.01(r) of the Receivables Purchase Agreement or (ii) made on or after the Final Payout Date;
(b)In the event of any dissolution, winding up, liquidation, readjustment, reorganization or other similar event relating to the Borrower, whether voluntary or involuntary, partial or complete, and whether in bankruptcy, insolvency or receivership proceedings, or upon an assignment for the benefit of creditors, or any other marshalling of the assets and liabilities of the Borrower or any sale of all or substantially all of the assets of the Borrower other than as permitted by the Sale and Contribution Agreement (such proceedings being herein collectively called “Bankruptcy Proceedings”), the Senior Interests shall first be paid and performed in full and in cash before the Holder shall be entitled to receive and to retain any payment or distribution in respect of this Loan Agreement or any Subordinated Loan. In order to implement the foregoing, in the event of any Bankruptcy Proceedings relating to the Borrower: (i) all payments and distributions of any kind or character in respect of this Loan Agreement or any Subordinated Loan to which the Holder would be entitled except for this clause (b) shall be made directly to the Administrative Agent (for the benefit of the Senior Interest Holders); (ii) the Holder shall timely file a claim or claims, in the form required in any Bankruptcy Proceedings, for the full outstanding amount owed under this Loan Agreement (and if the Holder does not timely do so, the Administrative Agent may), and shall use commercially reasonable efforts to cause said claim or claims to be approved and all payments and other distributions in respect thereof to be made directly to the Administrative Agent (for the benefit of the Senior Interest Holders) until the Senior Interests shall have been paid in full and in cash; and (iii) the Holder hereby irrevocably agrees that the Administrative Agent (acting on behalf of the Secured Parties), may in the name of the Holder or otherwise, demand, sue for, collect, receive and receipt for any and all such payments or distributions, and file and prove in any such Bankruptcy Proceedings with respect to any and all claims of the Holder relating to this Loan Agreement or any Subordinated Loan, in each case until the Senior Interests shall have been paid in full and in cash;
(c)In the event that the Holder receives any payment or other distribution of any kind or character from the Borrower or from any other source whatsoever, in respect of this Loan Agreement or any Subordinated Loan, other than as expressly permitted by the terms of this Loan Agreement, such payment or other distribution shall be received in trust for the Senior Interest Holders and shall be turned over by the Holder to the Administrative Agent (for the benefit of the Senior Interest Holders) forthwith (in each case no later than two (2) Business Days after receipt thereof). The Holder will mark its books and records so as clearly to indicate that this Loan Agreement and the
    Exhibit B-4

Subordinated Loans are subordinated in accordance with the terms hereof. All payments and distributions received by the Administrative Agent in respect of this Loan Agreement or any Subordinated Loan, to the extent received in or converted into cash, may be applied by the Administrative Agent (for the benefit of the Senior Interest Holders) first to the payment of any and all reasonable expenses (including Attorney Costs) paid or incurred by the Senior Interest Holders in enforcing these Subordination Provisions, or in endeavoring to collect or realize upon this Loan Agreement and the Subordinated Loans, and any balance thereof shall, solely as between the Borrower and the Senior Interest Holders, be applied by the Administrative Agent (in the order of application set forth in Section 3.01(a) of the Receivables Purchase Agreement) toward the payment of the Senior Interests or as otherwise required under Section 3.01(a) of the Receivables Purchase Agreement; but as between the Borrower and the Originators, no such payments or distributions of any kind or character shall be deemed to be payments or distributions in respect of the Subordinated Loans;
(d)Notwithstanding any payments or distributions received by the Senior Interest Holders in respect of this Loan Agreement or any Subordinated Loan, while any Bankruptcy Proceedings are pending the Holder shall not be subrogated to the then existing rights of the Senior Interest Holders in respect of the Senior Interests until the Senior Interests have been paid in full and in cash. If no Bankruptcy Proceedings are pending, the Holder shall only be entitled to exercise any subrogation rights that it may acquire (by reason of a payment or distribution to the Senior Interest Holders in respect of this Loan Agreement or any Subordinated Loan) to the extent funds are expressly available for that purpose pursuant to Section 3.01(a) of the Receivables Purchase Agreement and that any payment arising out of the exercise of such rights would be permitted under Section 7.01(r) of the Receivables Purchase Agreement;
(e)These Subordination Provisions are intended solely for the purpose of defining the relative rights of the Holder, on the one hand, and the Senior Interest Holders on the other hand. Nothing contained in these Subordination Provisions or elsewhere in this Loan Agreement is intended to or shall impair, as between the Borrower, its creditors (other than the Senior Interest Holders) and the Holder, the Borrower’s obligation, which is unconditional and absolute, to pay the Holder the principal of and interest on the Subordinated Loans as and when the same shall become due and payable in accordance with the terms hereof or to affect the relative rights of the Holder and creditors of the Borrower (other than the Senior Interest Holders);
(f)The Holder shall not, until the Senior Interests have been paid and performed in full and in cash, (i) cancel, waive, forgive, transfer or assign, or commence legal proceedings to enforce or collect, or subordinate to any obligation of the Borrower, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, or now or hereafter existing, or due or to become due, other than the Senior Interests, this Loan Agreement or any rights in respect hereof or (ii) convert this Loan Agreement or any Subordinated Loan into an equity interest in the Borrower, unless the Holder shall, in either case, have received the prior written consent of the Administrative Agent;
    Exhibit B-5

(g)The Holder shall not, without the advance written consent of the Administrative Agent and each Purchaser, commence, or join with any other Person in commencing, any Bankruptcy Proceedings with respect to the Borrower until at least one year and one day shall have passed since the Final Payout Date;
(h)If, at any time, any payment (in whole or in part) of any Senior Interest is rescinded or must be restored or returned by a Senior Interest Holder (whether in connection with Bankruptcy Proceedings or otherwise), these Subordination Provisions shall continue to be effective or shall be reinstated, as the case may be, as though such payment had not been made;
(i)Each of the Senior Interest Holders may, from time to time, at its sole discretion, without notice to the Holder, and without waiving any of its rights under these Subordination Provisions, take any or all of the following actions: (i) retain or obtain an interest in any property to secure any of the Senior Interests; (ii) retain or obtain the primary or secondary obligations of any other obligor or obligors with respect to any of the Senior Interests; (iii) extend or renew for one or more periods (whether or not longer than the original period), alter or exchange any of the Senior Interests, or release or compromise any obligation of any nature with respect to any of the Senior Interests; (iv) amend, supplement, amend and restate, or otherwise modify any Transaction Document; and (v) release its security interest in, or surrender, release or permit any substitution or exchange for all or any part of any rights or property securing any of the Senior Interests, or extend or renew for one or more periods (whether or not longer than the original period), or release, compromise, alter or exchange any obligations of any nature of any obligor with respect to any such rights or property;
(j)The Holder hereby waives: (i) notice of acceptance of these Subordination Provisions by any of the Senior Interest Holders; (ii) notice of the existence, creation, non-payment or non-performance of all or any of the Senior Interests; and (iii) all diligence in enforcement, collection or protection of, or realization upon, the Senior Interests, or any thereof, or any security therefor;
(k)Each of the Senior Interest Holders may, from time to time, on the terms and subject to the conditions set forth in the Transaction Documents to which such Persons are party, but without notice to the Holder, assign or transfer any or all of the Senior Interests, or any interest therein; and, notwithstanding any such assignment or transfer or any subsequent assignment or transfer thereof, such Senior Interests shall be and remain Senior Interests for the purposes of these Subordination Provisions, and every immediate and successive assignee or transferee of any of the Senior Interests or of any interest of such assignee or transferee in the Senior Interests shall be entitled to the benefits of these Subordination Provisions to the same extent as if such assignee or transferee were the assignor or transferor; and
(l)These Subordination Provisions constitute a continuing offer from the Holder to all Persons who become the holders of, or who continue to hold, Senior Interests; and these Subordination Provisions are made for the benefit of the Senior
    Exhibit B-6

Interest Holders, and the Administrative Agent may proceed to enforce such provisions on behalf of each of such Persons.
10.General. No failure or delay on the part of any Originator (or the Servicer on its behalf) in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No amendment, restatement, modification or waiver of, or consent with respect to, any provision of this Loan Agreement shall in any event be effective unless (i) the same shall be in writing and signed and delivered by the Borrower, the Servicer and the Administrative Agent and (ii) all consents required for such actions under the Transaction Documents shall have been received by the appropriate Persons. Any such amendment, restatement, modification or waiver entered into by the Servicer shall be deemed to have been entered into by the Servicer on its own behalf and on behalf of each Originator.
11.Maximum Interest. Notwithstanding anything in this Loan Agreement to the contrary, the Borrower shall never be required to pay unearned interest on any amount outstanding hereunder and shall never be required to pay interest on the outstanding principal amount of the Subordinated Loans at a rate in excess of the maximum nonusurious interest rate that may be contracted for, charged or received under applicable federal or state law (such maximum rate being herein called the “Highest Lawful Rate”). If the effective rate of interest which would otherwise be payable under this Loan Agreement would exceed the Highest Lawful Rate, or if the Holder shall receive any unearned interest or shall receive monies that are deemed to constitute interest which would increase the effective rate of interest payable by the Borrower under this Loan Agreement to a rate in excess of the Highest Lawful Rate, then (i) the amount of interest which would otherwise be payable by the Borrower under this Loan Agreement shall be reduced to the amount allowed by Law, and (ii) any unearned interest paid by the Borrower or any interest paid by the Borrower in excess of the Highest Lawful Rate shall be refunded to the Borrower. Without limitation of the foregoing, all calculations of the rate of interest contracted for, charged or received by the Holder under this Loan Agreement that are made for the purpose of determining whether such rate exceeds the Highest Lawful Rate applicable to the applicable Originator (such Highest Lawful Rate being herein called the “Maximum Permissible Rate”) shall be made, to the extent permitted by usury laws applicable to the Holder (now or hereafter enacted), by amortizing, prorating and spreading in equal parts during the actual period during which any amount has been outstanding hereunder all interest at any time contracted for, charged or received by the Holder in connection herewith. If at any time and from time to time (i) the amount of interest payable to the Holder on any date shall be computed at the Maximum Permissible Rate pursuant to the provisions of the foregoing sentence and (ii) in respect of any subsequent interest computation period the amount of interest otherwise payable to the Holder would be less than the amount of interest payable to the Holder computed at the Maximum Permissible Rate, then the amount of interest payable to the Holder in respect of such subsequent interest computation period shall continue to be computed at the Maximum Permissible Rate until the total amount of interest payable to the Holder shall equal the total amount of interest which would have been payable to the Holder if the total amount of interest had been computed without giving effect to the provisions of the foregoing sentence.
13.    Assignability. Neither the Servicer nor any Originator may sell, transfer or assign (by operation of law or otherwise) this Loan Agreement or any Subordinated Loan, unless (i)
    Exhibit B-7

such assignment is from an Originator to the surviving Originator in connection with a merger or consolidation between such Originators or (ii) the Administrative Agent shall have otherwise given its prior written consent thereto in its sole discretion.
12.GOVERNING LAW. THIS LOAN AGREEMENT, INCLUDING THE RIGHTS AND DUTIES OF THE PARTIES HERETO, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BUT WITHOUT REGARD TO ANY OTHER CONFLICTS OF LAW PROVISIONS THEREOF).
13.SUBMISSION TO JURISDICTION. EACH PARTY HERETO HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY NEW YORK STATE OR FEDERAL COURT SITTING IN NEW YORK CITY, NEW YORK, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS LOAN AGREEMENT, AND EACH PARTY HERETO HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING SHALL BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT.
14.WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS LOAN AGREEMENT.
15.Execution in Counterparts. This Loan Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart hereof by facsimile or other electronic means shall be equally effective as delivery of an originally executed counterpart.
16.Captions. Paragraph captions used in this Loan Agreement are for convenience only and shall not affect the meaning or interpretation of any provision of this Loan Agreement.
[Signature Pages Follow]
    Exhibit B-8

IN WITNESS WHEREOF, the parties have caused this Loan Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.
Labcorp Receivables LLC,
as Borrower

By:_______________________________________
Name:
Title:

LABORATORY CORPORATION OF AMERICA HOLDINGS,
as Servicer and on behalf of each Originator, as attorney in fact

By:_______________________________________
Name:
Title:

    Exhibit B-9